Exhibit 4.5

Execution Version

UNITIL ENERGY SYSTEMS, INC.

$27,500,000 AGGREGATE PRINCIPAL AMOUNT OF FIRST MORTGAGE BONDS, SERIES R,

DUE SEPTEMBER 15, 2040

BOND PURCHASE AGREEMENT

DATED AS OF SEPTEMBER 15, 2020

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Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule 4.13	—	Collateral Filings

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Organization and Ownership of Shares and Subsidiaries

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Indebtedness

Exhibit A	—	Form of Sixteenth Supplemental Indenture

Exhibit B	—	Form of Series R Bond

Exhibit 4.4(a)	—	Form of Opinion of Special Counsel for the Company

Exhibit 4.4(b)	—	Form of Opinion of Gary Epler, Chief Regulatory Counsel for Unitil Service Corp., and Ransmeier & Spellman P.C.

Exhibit 4.4(c)	—	Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 15.3	—	Form of U.S. Tax Compliance Certificate

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UNITIL ENERGY SYSTEMS, INC.

6 LIBERTY LANE WEST

HAMPTON, NEW HAMPSHIRE 03842-1720

DATED AS OF SEPTEMBER 15, 2020

To the Purchasers named in Schedule A

attached hereto

Ladies and Gentlemen:

Unitil Energy Systems, Inc. (the “Company”), a New Hampshire corporation, agrees with the Purchasers named on Schedule A of this Agreement (the “Purchasers”) as follows:

SECTION 1.         AUTHORIZATION OF SERIES R BONDS.

The Company has authorized the issue and sale of $27,500,000 aggregate principal amount of its First Mortgage Bonds, Series R, due September 15, 2040 (each of the First Mortgage Bonds, Series R, as amended, restated or otherwise modified from time to time pursuant to Section 17, are collective referred to as the “Series R Bonds”, such term to include any such bonds issued in substitution therefor pursuant to Section 13), such Series R Bonds to be substantially in the form attached as Exhibit B hereto. Reference is made to the form of Sixteenth Supplemental Indenture, attached hereto as Exhibit A, to the Indenture of Mortgage and Deed of Trust dated as of July 15, 1958 (the “Original Indenture”) from the Company to Old Colony Trust Company, which has been succeeded by U.S. Bank National Association, a national banking association, having an office and place of business in Boston, Massachusetts (the “Trustee”). The Sixteenth Supplemental Indenture, in the form attached hereto as Exhibit A (with such changes to such form as the Purchasers and the Company may agree to prior to the Closing), is herein referred to as the “Sixteenth Supplemental Indenture”. The Original Indenture, as supplemented by eleven Supplemental Indentures thereto, as amended and restated by the Twelfth Supplemental Indenture, and as further supplemented by the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, and as may be further supplemented from time to time, is referred to as the “Indenture”. Certain capitalized and other terms used herein are defined in Schedule B hereto.

Subject to the occurrence of the Collateral Release Date in accordance with Section 9.1.1, the Series R Bonds will be issued hereunder and secured by the Indenture and the Sixteenth Supplemental Indenture.

SECTION 2.         SALE AND PURCHASE OF SERIES R BONDS.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Series R Bonds in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’

Unitil Energy Systems, Inc.	Bond Purchase Agreement

obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.         CLOSING.

The sale and purchase of the Series R Bonds to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m., Central time, at a closing (the “Closing”) on September 15, 2020 or on such other Business Day thereafter on or prior to September 30, 2020 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Series R Bonds to be purchased by such Purchaser in the form of a single Series R Bond (or such greater number of Series R Bonds in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to account number 000050596629 at Bank of America, 100 N. Tyron St., Charlotte, NC, ABA Routing Number 026009593, Account Name: Unitil Energy Systems, Inc. If at the Closing the Company shall fail to tender such Series R Bonds to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.         CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Series R Bonds to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing (except to the extent any representation or warranty expressly relates to a different date, in which case such representation or warranty shall be correct as of such different date).

Section 4.2.    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. After giving effect to the issue and sale of the Series R Bonds (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of this Agreement that would have been prohibited by Section 10 had such Section applied since such date.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Section 4.3.    Compliance Certificates.

(a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series R Bonds and this Agreement.

Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from Dentons US LLP, special counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from Gary Epler, Chief Regulatory Counsel for Unitil Service Corp., and/or from Ransmeier & Spellman P.C., special real estate counsel for the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs Gary Epler to deliver such opinion to the Purchasers) and (c) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Series R Bonds shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.    Sale of Other Series R Bonds. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series R Bonds to be purchased by it at the Closing as specified in Schedule A.

Section 4.7.    Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior

Unitil Energy Systems, Inc.	Bond Purchase Agreement

to the Closing, unless the Company and the Purchaser’s special counsel have agreed to make such payment due on a later date.

Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Series R Bonds.

Section 4.9.    Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Series R Bonds is to be deposited.

Section 4.11.    Regulatory Approvals. The issue and sale of the Series R Bonds shall have been duly authorized by order of the New Hampshire Public Utilities Commission (the “NHPUC”), such order shall be in full force and effect at the time of the Closing and all appeal periods applicable to such order shall have expired.

Section 4.12.    Compliance with the Indenture. The Company shall have performed and complied with all agreements and conditions contained in the Indenture which are required to be performed or complied with by the Company for the issuance of the Series R Bonds including but not limited to compliance with the Earnings Available for Interest Charges test required under Section 4.04 of the Indenture for the issuance of the subject Series R Bonds (the “EAIC Test”).

Section 4.13.    Execution and Delivery of the Sixteenth Supplemental Indenture; Filing and Recording of UCC Financing Statements and the Sixteenth Supplemental Indenture. The Sixteenth Supplemental Indenture shall have been duly executed and delivered by the Company and the Trustee. All UCC Financing Statements, the Indenture, the Sixteenth Supplemental Indenture or other instruments with respect thereto as may be necessary shall have been duly filed or recorded as described in Schedule 4.13 (collectively, the “Collateral Filings”) to establish and perfect the security interests and Liens of the Trustee upon the Collateral created by the Indenture (including the Sixteenth Supplemental Indenture) which can be perfected by filing the Indenture, the Sixteenth Supplemental Indenture or a UCC Financing Statement under the UCC), and the Company shall have delivered satisfactory evidence of such filings and recordings.

Section 4.14.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

SECTION 5.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that the representations and warranties contained in this Section 5 are true and correct as of the date of this Agreement and the Closing (except, in each case, to the extent any representation or warranty expressly relates to a different date, in which case such representation or warranty is true and correct as of such different date):

Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to execute and deliver this Agreement, the Indenture, and the Series R Bonds and to perform the provisions hereof and thereof.

Section 5.2.    Authorization, Etc. This Agreement and the Series R Bonds have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Series R Bond will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.    Disclosure. The Company, through its agent, BofA Securities, Inc., has delivered to each Purchaser documents, certificates or other writings identified in Schedule 5.3 and such financial statements listed in Schedule 5.5, relating to the transactions contemplated hereby. The Disclosure Documents (defined below) fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement and such documents, certificates or other writings identified in Schedule 5.3 and such financial statements listed in Schedule 5.5 delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since June 30, 2020, there has been no change in the financial condition, operations, business or properties of the Company and its Subsidiaries (taken as a whole) except changes that individually or in the aggregate would not reasonably be expected to have a Material

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.    Organization and Ownership of Shares of the Company and Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except for Permitted Encumbrances or as otherwise disclosed in Schedule 5.4).

(c)    Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)    No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate or utility regulatory law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary in an amount substantially inconsistent with the past practice of such Subsidiary.

(e)    Unitil owns all of the common stock of the Company and certain Persons other than Unitil own preferred stock of the Company.

Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said consolidated financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial

Unitil Energy Systems, Inc.	Bond Purchase Agreement

statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents except liabilities, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Sixteenth Supplemental Indenture, and the Series R Bonds will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Lien of the Indenture) in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, members agreement or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

Section 5.7.    Governmental Authorizations, Etc. The Company is subject to regulation by the NHPUC with respect to retail rates, adequacy of service, issuance of securities, and other accounting and operational matters; and to regulation by the Federal Energy Regulatory Commission (“FERC”) under the Energy Policy Act of 2005 with regards to certain bookkeeping, accounting and reporting requirements. The issuance and sale of the Series R Bonds has been authorized by order of the NHPUC, which has become final and all applicable appeal periods with respect to the NHPUC order have expired. Except as described above, no other order, consent, approval or authorization of, or any declaration or filing with, any other Governmental Authority is required as a condition precedent to the execution and delivery of the Series R Bonds by the Company and the consummation by the Company of the transactions contemplated hereby.

Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in the Disclosure Documents, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)    Except as disclosed in the Disclosure Documents, neither the Company nor any Subsidiary is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16), in each case which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Section 5.9.    Taxes. The Company and its Subsidiaries have filed all income, franchise, and other tax returns that are Material and required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes, filings, and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of income taxes for all fiscal periods are recognized in accordance with GAAP, and, except as disclosed in the Disclosure Documents, the Company knows of no Material unpaid assessment for additional income taxes for any fiscal period or any reasonable basis therefor. As of the date of this Agreement, the federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2016.

Section 5.10.    Title to Property; Leases. (a) The Company has good and marketable title to their respective real properties that individually or in the aggregate are material and a good and valid ownership interest in all the other assets reflected in the most recent audited balance sheet referred to in Section 5.5 or subsequently acquired, in each case that individually or in the aggregate are material, other than real property and other assets subsequently sold or otherwise disposed of in the ordinary course of business, subject in each case to no Liens except (i) the Lien created by the Indenture and (ii) other Liens permitted by the Indenture.

(b)    The properties specifically to be included as mortgaged as set forth in the granting clauses of the Indenture (including the granting clauses included in the Sixteenth Supplemental Indenture), other than properties released from the lien thereof pursuant to the terms thereof, are owned by the Company, located in New Hampshire and constitute substantially all of the property of the Company except certain property which is not “Public Utility Property” (as defined in Section 10.04A of the Indenture), which property has heretofore been duly released from the lien of the Indenture pursuant to Section 10.04A thereof (the “Excepted Property”). All of the real estate and other property which is reflected in the balance sheet of the Company as of June 30, 2020 referred to in Section 5.5, and all of the Material rights of way, Material easements, grants, permits, privileges, franchises and other rights necessary to the operation of said property, are subject to the Indenture as a first lien thereon (subject only to Liens permitted by the Indenture) except properties expressly excluded from said lien of the Indenture by the provisions thereof (including the Excepted Property).

Section 5.11.    Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except in each case for such lack of

Unitil Energy Systems, Inc.	Bond Purchase Agreement

ownership or possession or for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)    To the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

Section 5.12.    Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA to Section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or Section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)    None of the Plans that are subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, nor any trust established thereunder, have incurred any “accumulated funding deficiency” or “liquidity shortfall” (as those terms are defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)    The postretirement benefit obligations (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries have been determined in accordance with GAAP.

(e)    The execution and delivery of this Agreement and the issuance and sale of the Series R Bonds hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)–(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Series R Bonds to be purchased by such Purchaser.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

(f)    The Company and its Subsidiaries do not have any Non-U.S. Plans.

Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series R Bonds or any similar securities for sale to, solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than fifteen (15) other Institutional Investors, each of which has been offered the Series R Bonds at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series R Bonds to the registration requirements of Section 5 of the Securities Act. The representation and warranty by the Company to each Purchaser in the second sentence of this Section 5.13 is made in reliance upon and subject to the accuracy of the Purchasers’ representations in Section 6.1 and Section 6.4.

Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series R Bonds to refinance existing short-term debt and/or for general corporate purposes of the Company and its Subsidiaries. No part of the proceeds from the sale of the Series R Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company does not own or carry any margin stock. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.    Existing Indebtedness; Future Liens; Restrictions on Funded Indebtedness. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2020 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary with an outstanding principal amount in excess of $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)    Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than Liens permitted by the Indenture.

(c)    Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Funded Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other

Unitil Energy Systems, Inc.	Bond Purchase Agreement

agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Funded Indebtedness of the Company.

Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)    No part of the proceeds from the sale of the Series R Bonds hereunder:

(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or the ICC Termination Act of 1995, as amended. The Company and/or one or more of its Subsidiaries is subject to regulation by NHPUC with respect to retail rates, adequacy of service, issuance of securities, accounting and other matters, under the Federal Power Act, as amended, the Public Utility Holding Company Act of 2005, as amended, and/or the Energy Policy Act of 2005, as amended.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Section 5.18.    Environmental Matters. (a) Except as disclosed in the Disclosure Documents, neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)    Except as disclosed in the Disclosure Documents, all buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 5.19.    Series R Bonds Rank Pari Passu. Prior to the Collateral Release Date, the obligations of the Company under the Series R Bonds will be secured pari passu under the Indenture with all other outstanding Indebtedness issued thereunder. After the Collateral Release Date, the obligations of the Company under this Agreement and the Series R Bonds shall rank pari passu in right of payment with all other senior unsecured Funded Indebtedness (actual or contingent) of the Company.

Section 5.20.    Solvency and Consideration. On the date of Closing, after giving effect to the issue and sale of the Series R Bonds and the application of the proceeds as contemplated by Section 5.14 hereof, the Company is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and a present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become due and matured. The Company does not intend to incur, nor does it believe, nor should it believe that it will incur, debts beyond its ability to pay such debts as they become due. The Company will not be rendered insolvent by the execution, delivery and performance of its obligations under or in respect of the Series R Bonds or this Agreement. The Company does not intend to hinder, delay or defraud its creditors by or through the execution, delivery or performance of its obligations under or in respect of the Series R Bonds or this Agreement.

Section 5.21.    Lien of Indenture. The Indenture (including the Sixteenth Supplemental Indenture) constitutes a direct and valid Lien upon all of the properties and assets of the Company specifically or generally described or referred to in the Indenture as being subject to the Lien thereof, subject only to the exceptions referred to in the Indenture and Permitted Encumbrances, and will create a similar Lien upon all properties and assets acquired by the Company after the date hereof which are required to be subjected to the Lien of the Indenture, when acquired by the Company, subject only to the exceptions referred to in the Indenture and Permitted Encumbrances, and subject, further, as to real property, to the recordation of a supplement to the Indenture describing such after-acquired property and, as to personal property, the filing of a financing statement if necessary with respect to the after-acquired collateral; the descriptions of all such properties and assets contained in the granting clauses of the Indenture are correct and adequate for the purposes of the Indenture; and the Indenture (including the Sixteenth Supplemental

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Indenture) has been duly recorded as a mortgage of real estate, and any required filings with respect to personal property and fixtures subject to the Lien of the Indenture have been duly made in each place in which such recording or filing is required to protect, preserve and perfect the Lien of the Indenture; and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture (including the Sixteenth Supplemental Indenture), the filing of financing statements related thereto and similar documents and the issuance of the Bonds have been paid.

Section 5.22.    Filings under Indenture. No action, including any filing, registration, notice or approval, is necessary except in such places as described in Schedule 4.13 to establish or protect for the benefit of the Trustee and the holders of the Series R Bonds.

Section 5.23.    Status of Certain Material Agreements. No amendment, modification, supplement or other change has been made to the Indenture since the date of the Sixteenth Supplemental Indenture.

SECTION 6.         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Section 6.1.      Purchase for Investment.

(a)    Each Purchaser severally represents and warrants that it (i) is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act, (ii) is not an “underwriter” as defined in Section 2(a)(11) of the Securities Act, and (iii) is purchasing the Series R Bonds for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.

(b)    Each Purchaser understands that the Series R Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to and does not intend to register the Series R Bonds.

(c)    Each Purchaser understands that the Series R Bonds will bear a legend, prominently stamped or printed thereon, reading substantially as follows:

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THIS BOND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Upon the request of any holder of any Series R Bond, the Company shall, and shall direct the Trustee to, remove the legend from such Series R Bond or issue to such holder a new Series R Bond therefor free of any transfer legend, if: (A)(i) such holder is not an “affiliate” (as defined in Rule 144 of the Securities Act) of the Company at the time thereof and has not been an affiliate during the preceding three months and (ii) a period of one year has elapsed since the later of the date the Series R Bond was acquired from the Company or from an affiliate of the Company (calculated as set forth in Rule 144 of the Securities Act); or (B) the Company shall have received a written opinion of counsel to such holder (which may be internal counsel to such holder) that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required.

Section 6.2.    Source of Funds. Each Purchaser severally represents and warrants that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Series R Bonds to be purchased by such Purchaser hereunder:

(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or

Unitil Energy Systems, Inc.	Bond Purchase Agreement

maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)    the Source is a governmental plan; or

(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 6.3.    Binding Effect. Each Purchaser severally represents and warrants that this Agreement has been duly executed and delivered by it and this Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms.

Section 6.4.    Access to Information; Knowledge and Experience. Each Purchaser severally represents and warrants that it (i) has been furnished with or has had access to the information requested from the Company, (ii) has had an opportunity to discuss with management of the Company the business and financial affairs of the Company and (iii) has such knowledge and experience in business and financial matters and with respect to investments in securities similar to the Series R Bonds that it is capable of evaluating the risks and merits of this investment.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

SECTION 7.         INFORMATION AS TO COMPANY.

Section 7.1.    Financial and Business Information. So long as any of the Series R Bonds are outstanding, the Company shall deliver to each holder of Series R Bonds that is an Institutional Investor:

(a)    Quarterly Statements — (i) within 90 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(A)    an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(B)    unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

(ii)    within 90 days after the end of each quarterly fiscal period in each fiscal year of Unitil (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(A)    an unaudited consolidated balance sheet of Unitil and its Subsidiaries as at the end of such quarter, and

(B)    unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of Unitil and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of Unitil’s Quarterly Report on Form 10-Q (the “Form 10-Q”) prepared in material compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of Section 7.1(a)(ii), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if Unitil shall have timely made such Form 10-Q available on EDGAR or on its home page on the worldwide web (at the date of this Agreement located at http://www.unitil.com) (such availability being referred to as “Electronic Delivery”);

(b)    Annual Statements — (i) within 120 days after the end of each fiscal year of the Company, duplicate copies of:

Unitil Energy Systems, Inc.	Bond Purchase Agreement

(A)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(B)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year; and

(ii)    within 120 days after the end of each fiscal year of Unitil, duplicate copies of

(A)    a consolidated balance sheet of Unitil and its Subsidiaries as at the end of such year, and

(B)    consolidated statements of income, changes in shareholders’ equity and cash flows of Unitil and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by a report thereon from Deloitte & Touche LLP or other independent public accountants of recognized national standing, to the effect that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such report in the circumstances, provided that the delivery within the time period specified above of Unitil’s Form 10-K (the “Form 10-K”) for such fiscal year (together with Unitil’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in material compliance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of Section 7.1(b)(ii), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if Unitil shall have timely made Electronic Delivery thereof;

(c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each proxy statement, financial statement, or report sent by the Company, Unitil or any Subsidiary to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits), and each prospectus and all amendments thereto filed by the Company, Unitil or any Subsidiary with the SEC; provided that copies of any such documents required to be delivered pursuant to this clause (c) may be delivered by Electronic Delivery;

(d)    Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11.2(e), a written notice

Unitil Energy Systems, Inc.	Bond Purchase Agreement

specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)    Material Adverse Events — promptly upon the occurrence thereof, notice of any event, circumstance or condition which would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement and the Series R Bonds; and

(f)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company, Unitil or any of their respective Subsidiaries (including, but without limitation, actual copies of Unitil’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Series R Bonds as from time to time may be reasonably requested by any such holder of Series R Bonds.

Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of Series R Bonds pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer (which in the case of Electronic Delivery of any such financial statements, the Form 10-Q or the Form 10-K, as applicable, shall be by separate delivery of such certificate to each holder of Series R Bonds within the time periods specified in Section 7.1(a) or Section 7.1(b), as applicable) setting forth:

(a)    Covenant Compliance — from and after the Collateral Release Date, the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 (to the extent Funded Indebtedness is incurred during the period covered by such certificate) and 10.5, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence). In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b)    Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and

Unitil Energy Systems, Inc.	Bond Purchase Agreement

period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.    Visitation. The Company shall permit the representatives of each holder of Series R Bonds that is an Institutional Investor:

(a)    No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)    Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and (with the consent of the Company, which consent will not be unreasonably withheld) independent public accountants, all at such times and as often as may be requested.

Each holder of the Series R Bonds agrees to keep confidential any Confidential Information received as a result of the rights granted in this Section 7 in the manner provided in Section 20.

Section 8. Payment and Prepayment of the Series R Bonds.

Section 8.1.     Payments on the Series R Bonds. (a) The Company covenants that it will duly and punctually pay the principal, premium, if any, and interest on the Series R Bonds until none of the Series R Bonds shall be outstanding in accordance with the terms of this Agreement, the Series R Bonds and, prior to the Collateral Release Date, the Indenture. Any Series R Bond paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Series R Bond shall be issued in lieu of any prepaid principal amount of any Series R Bond in accordance with the terms of this Agreement, the Series R Bonds and, prior to the Collateral Release Date, the Indenture.

(b)    As provided therein, the entire unpaid principal balance of each Series R Bond shall be due and payable on the Maturity Date thereof.

Section 8.2.    Payments from and after the Collateral Release Date. From and after the Collateral Release Date so long as any of the Series R Bonds are outstanding, the following provisions shall apply to prepayments of the Series R Bonds, in addition to the provisions set forth in Section 8.1.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Section 8.2.1.    Optional Prepayments. Before the date that is four months prior to the Maturity Date, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series R Bonds (but if in part then in a minimum aggregate principal amount of $100,000), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. On and after the date that is four months prior to the Maturity Date, the Company may, at its option, upon notice as provided below, prepay at any time all the Series R Bonds at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, but without payment of the Make-Whole Amount.

The Company will give each holder of Series R Bonds written notice of each optional prepayment under this Section 8.2.1 not less than 15 days and not more than 45 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series R Bonds to be prepaid on such date, the principal amount of each Series R Bond held by such holder to be prepaid (determined in accordance with Section 8.2.2), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series R Bonds a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount, if any, as of the specified prepayment date.

Section 8.2.2.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Series R Bonds pursuant to Section 8.2.1, the aggregate principal amount of the Series R Bonds to be prepaid shall be allocated among all of the Series R Bonds at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.2.3.    Maturity; Surrender, Etc. In the case of each prepayment of Series R Bonds at the Company’s option pursuant to this Section 8.2.1, the principal amount to be prepaid of each Series R Bond shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.

Section 8.2.4.    Purchase of Series R Bonds. The Company will not and will not permit any Controlled Entity to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Series R Bonds except (a) upon the payment or prepayment of the Series R Bonds in accordance with the terms of this Agreement and the Series R Bonds or (b) pursuant to an offer to purchase any outstanding Series R Bonds made by the Company or a Controlled Entity pro rata to the holders of all Series R Bonds at the time outstanding upon the same terms and conditions;

Unitil Energy Systems, Inc.	Bond Purchase Agreement

provided that any such offer pursuant to this clause (b) shall provide each holder with reasonably sufficient information to enable it to make an informed decision and shall remain open for at least ten Business Days. The Company will promptly cancel all Series R Bonds acquired by it or any Controlled Entity pursuant to any payment, prepayment, or purchase of Series R Bonds pursuant to any provision of this Agreement and no Series R Bonds may be issued in substitution or exchange for any such Series R Bonds.

Section 8.2.5.    Payments Due on Non-Business Days. Anything in this Agreement or the Series R Bonds to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Series R Bond that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Series R Bond (including principal due on the Maturity Date of such Series R Bond) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9.         AFFIRMATIVE COVENANTS.

Section 9.1.    Affirmative Covenants Prior to the Collateral Release Date. Prior to the Collateral Release Date so long as any of the Series R Bonds are outstanding, the Company covenants that (a) if any Purchaser surrenders any Series R Bond to the Company or the Trustee pursuant to this Agreement or the Indenture, the Company will pay the cost of transmitting between such Purchaser’s home office and the Company or the Trustee, insured to such Purchaser’s satisfaction, the surrendered Series R Bond or Series R Bonds and any Series R Bond or Series R Bonds issued in full or partial substitution or replacement for the surrendered Series R Bond or Series R Bonds, (b) the Company will pay all taxes in connection with the issuance and sale of the Series R Bonds to each Purchaser and in connection with any modification of the Series R Bonds (other than income and similar taxes) and will save such Purchaser harmless without limitation as to time against any and all liabilities with respect to all such taxes, and (c) will comply with all other terms, covenants, and agreements as set forth in the Indenture and the Series R Bonds. The obligations of the Company under this Section 9 shall survive the payment or redemption of the Series R Bonds and the termination of this Agreement.

Section 9.1.1.    Release of the Collateral from the Lien of the Indenture. (a) The Company may, at its option, deliver to each holder of a Series R Bond a written notice of the Company’s election to release the Lien of the Indenture, and such holder shall execute and deliver, following such holder’s receipt of such written notice, a consent to the Trustee directing the Trustee to take all necessary action to discharge and release all of the Collateral securing the Series R Bonds from the Lien of the Indenture upon the satisfaction of the following conditions precedent (the “Collateral Release Conditions”):

(i)    the Company shall have given notice to the holders of the Series R Bonds and the Trustee at least 30 days prior to the release of the Collateral securing the Series R Bonds from the Lien of the Indenture, specifying the proposed date for such release of the Collateral (the “Collateral Release Date”);

Unitil Energy Systems, Inc.	Bond Purchase Agreement

(ii)    all Collateral securing all Bonds (other than the Series R Bonds) that are outstanding immediately prior to the release of the Collateral securing the Series R Bonds from the Lien of the Indenture shall have been released on or prior to, or shall be released simultaneously with, the release of the Collateral securing the Series R Bonds from the Lien of the Indenture pursuant to this Section 9.1.1;

(iii)    at the time and after giving effect to the release of all the Collateral securing the Series R Bonds from the Lien of the Indenture, no Default or Event of Default shall have occurred and be continuing;

(iv)    at the time and after giving effect to the release of all the Collateral, the Company could incur $1.00 of additional Funded Indebtedness under Section 10.1(a)(iii); and

(v)    on or prior to the Collateral Release Date, each holder of a Series R Bond shall have received (x) a certificate, that is reasonably acceptable in scope, form and substance to the Required Holders, dated the Collateral Release Date and executed on behalf of the Company by a respective Senior Financial Officer thereof, confirming the satisfaction of the Collateral Release Conditions set forth in the clauses above and (y) such other evidence as the Required Holders may reasonably request, by notice to the Company at least fifteen days prior to the Collateral Release Date, confirming the satisfaction of the Collateral Release Condition set forth in clause (iii) above.

(b)    Without limiting the provisions of Section 15.1, the Company shall reimburse the holders of the Bonds and the Trustee for all costs and expenses, including attorneys’ fees and disbursements, incurred by it in connection with any action contemplated by this Section 9.1.1.

Section 9.2.    Affirmative Covenants from and after the Collateral Release Date. From and after the Collateral Release Date so long as any of the Series R Bonds are outstanding, the Company covenants that:

Section 9.2.1.    Compliance with Law. Without limiting Section 10.7, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA Patriot Act and the other laws and regulations that are referred to in Sections 5.16, 5.17, and 5.18 and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or the failure to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.2.    Insurance. The Company will insure and keep insured, and will cause each of its Subsidiaries to insure and keep insured, to a reasonable amount with reputable insurance companies, so much of their respective properties as companies engaged in a similar business and

Unitil Energy Systems, Inc.	Bond Purchase Agreement

to the extent such companies in accordance with good business practice customarily insure properties of a similar character against loss by fire and from other causes or, in lieu thereof, in the case of itself or its Subsidiaries, the Company will maintain or cause to be maintained a system or systems of self-insurance which will accord with the approved practices of companies owning or operating properties of a similar character and maintaining such systems, and of a size similar to that of the Company and its direct and indirect Subsidiaries on a consolidated basis.

Section 9.2.3.    Maintenance of Properties. The Company will, and will cause each of the Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.4.    Payment of Taxes and Claims . The Company will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need file any such return or pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the non-filing of any such return or the nonpayment of all such taxes, assessments, charges, levies and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.5.    Corporate Existence, Etc.; Ownership of Subsidiaries. (a) Subject to Section 10.4(ii) the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.4, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

(b)    Notwithstanding anything to the contrary contained herein, except pursuant to an action or order by a Governmental Authority, one hundred percent of all of the common stock (except directors’ qualifying shares) and voting interests relating to the common stock of the Company shall at all times be and remain owned (directly or indirectly) by Unitil.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Section 9.2.6.    Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 9.2.7.    Series R Bonds to Rank Pari Passu. The Company will ensure that its payment obligations under this Agreement and the Series R Bonds will at all times rank at least pari passu, without preference or priority, with all other senior unsecured Funded Indebtedness of the Company.

Section 9.2.8.    Guarantors. (a) The Company will cause any Person that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(i)    enter into an agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Person, on a joint and several basis with all other such Persons, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Series R Bonds (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Series R Bonds or this Agreement to be performed, observed or discharged by it (a “Guaranty Agreement”); and

(ii)    deliver the following to each holder of a Series R Bond:

(A)    an executed counterpart of such Guaranty;

(B)    a certificate signed by an authorized responsible officer of such Person containing representations and warranties on behalf of such Person to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, and 5.7 of this Agreement (but with respect to such Person and such Guaranty rather than the Company);

(C)    all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Person and the due authorization by all requisite action on the part of such Person of the execution and delivery of such Guaranty and the performance by such Person of its obligations thereunder; and

(D)    an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Person and such Guaranty as the Required Holders may reasonably request.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

In addition to the foregoing, if the Bank Credit Agreement shall contain (or be amended to contain) covenants, reporting obligations or events of default related to such Bank Guarantor, then the Company shall deliver an amendment to this Agreement to add similar covenants, reporting obligations and events of default related to such Bank Guarantor for the benefit of the holders of the Series R Bonds, and until such time as such amendment is delivered, this Agreement shall be deemed, without any action on the part of the parties hereto, to be amended to include such additional covenants, reporting obligations and events of default as if set forth herein in full. If the Bank Credit Agreement shall cease to contain such covenants, reporting obligations or events of default related to such Bank Guarantor, then the Company and the holders of the Series R Bonds shall deliver an amendment to this Agreement to remove such similar covenants, reporting obligations and events of default related to such Bank Guarantor, and until such time as such amendment is delivered, this Agreement shall be deemed, without any action on the part of the parties hereto, to be amended to exclude such covenants, reporting obligations and events of default as if set forth herein in full.

(b)    At the election of the Company and by written notice to each holder of Series R Bonds, any Guarantor that has provided a Guaranty under subparagraph (a) of this Section 9.2.8 may be discharged from all of its obligations and liabilities under its Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Guarantor under its Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Guaranty, (iv) if in connection with such Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Series R Bonds shall receive equivalent consideration substantially concurrently therewith, and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv). In the event of any such release, for purposes of Section 10.1, all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.

SECTION 10.        NEGATIVE COVENANTS.

From and after the Collateral Release Date so long as any of the Series R Bonds are outstanding, the Company covenants that:

Section 10.1.    Limitation on Funded Indebtedness. (a) The Company will not, and will not permit any Subsidiary to, create, incur, assume or otherwise become liable for any Funded Indebtedness other than:

(i)    Funded Indebtedness evidenced by the Series R Bonds;

Unitil Energy Systems, Inc.	Bond Purchase Agreement

(ii)    Funded Indebtedness of the Company or any Subsidiary outstanding as of the Closing and reflected in Schedule 5.15 hereto; and

(iii)    additional Funded Indebtedness, so long as the aggregate outstanding principal amount of such Funded Indebtedness, after giving effect to the application of the proceeds thereof (subject to the proviso set forth hereafter) and when added to all other Funded Indebtedness of the Company and its Subsidiaries (determined on a consolidated basis) then outstanding, does not exceed 65% of the Total Capitalization; provided, that in giving effect to the application of such proceeds, only applications which are substantially contemporaneous with the incurrence of such additional Funded Indebtedness shall be given such effect, except that if the application of such proceeds involves the redemption of other securities of the Company, and such redemption cannot be made substantially contemporaneously with the incurrence of such additional Funded Indebtedness, then such intended redemption shall nevertheless be given effect for purposes hereof if either (1) the Company shall have given irrevocable written notice of redemption of such other securities to the holders thereof at or prior to the time of the incurrence of such additional Funded Indebtedness and such redemption is thereafter made in accordance with the terms of such notice, or (2) if such notice was not permitted to be given at or prior to the time of the incurrence of such additional Funded Indebtedness and the redemption will occur within 180 days after such incurrence, then (A) the proceeds of such Funded Indebtedness to be used for such redemption shall have been set aside in an escrow or trust account with a United States bank or other financial institution having capital and surplus of at least $35,000,000, together with written instructions to the escrow agent or trustee to send notice of redemption of such securities provided by the Company to the holders thereof in accordance with the terms of such securities and thereafter to use such proceeds for such redemption in accordance with the terms of such notice, such escrow or trust account to also provide (x) that the funds set aside therein are not to be released to or for the benefit of the Company except for the purpose of accomplishing the redemption contemplated thereby, or with the prior written consent of all holders of Series R Bonds then outstanding, and (y) that if the funds set aside therein are invested in securities by such bank or financial institution, they shall be invested only in direct obligations of the United States of America maturing in not more than 180 days, and (B) unless otherwise agreed to in writing by all of the holders of Series R Bonds then outstanding, the redemption to be funded from such escrow or trust account is actually made in accordance with the terms under which such escrow or trust account is established.

(b)    In addition to the limitations contained in Section 10.1(a), no Subsidiary shall create, incur, assume or become liable for, or have outstanding any Funded Indebtedness if, after giving effect thereto and to any concurrent transaction, the aggregate amount of all Funded Indebtedness of all Subsidiaries would exceed 20% of Total Shareholders’ Equity.

(c)    For the purposes of this Section 10.1, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Indebtedness, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or refunding.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Section 10.2.    Limitation on Liens. Except as hereinafter in this Section expressly permitted, the Company will not at any time, nor will it permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist, except in favor of the Company or any Subsidiary, any Lien upon any of its properties or assets, real or personal, whether now owned or hereafter acquired, or of or upon any income or profits therefrom, without making effective provision, and the Company covenants that in any such case it will make or cause to be made effective provision, whereby the Series R Bonds then outstanding shall be secured by such Lien equally and ratably with any and all other Indebtedness to be secured thereby pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders, so long as any such other Indebtedness shall be so secured.

Nothing in this Section shall be construed to prevent the Company or a Subsidiary from creating, assuming or suffering to exist, and the Company and its Subsidiaries are hereby expressly permitted to create, assume or suffer to exist, without securing the Series R Bonds as hereinabove provided, Liens of the following character:

(a)    any purchase money mortgage or other Lien existing on any property of the Company or a Subsidiary at the time of acquisition, whether or not assumed, or created contemporaneously with the acquisition or construction of property, to secure or provide for the payment of the purchase or construction price of such property, and any conditional sales agreement or other title retention agreement with respect to any property hereafter acquired; provided, however, that (i) the aggregate principal amount of the Indebtedness secured by all such mortgages and other Liens on a particular parcel of property shall not exceed 100% of the lesser of the total cost or fair market value at the time of the acquisition or construction of such property, including the improvements thereon (as determined in good faith by the Board of Directors of the Company or the relevant Subsidiary) and (ii) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 10.1;

(b)    refundings or extensions of any Lien permitted by this Section 10.2 for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof, and covering only the same property theretofore securing the same;

(c)    deposits, Liens or pledges to enable the Company or a Subsidiary to exercise any privilege or license, or to secure payment of worker’s compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the Company or a Subsidiary is a party, or to secure public or statutory obligations of the Company or a Subsidiary, or to secure surety, stay or appeal bonds to which the Company or a Subsidiary is a party; or other similar deposits or pledges made in the ordinary course of business;

Unitil Energy Systems, Inc.	Bond Purchase Agreement

(d)    mechanics’, workmen’s, repairmen’s, materialmen’s or carrier’s liens or other similar Liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such Liens;

(e)    (A) Liens arising out of judgments or awards against the Company or a Subsidiary (i) which judgments or awards are discharged by the Company within 60 days after entry thereof (or such shorter period of time in which a judgment creditor may execute upon any such judgment or award) or (ii) with respect to which the Company or a Subsidiary shall in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; or (B) Liens incurred by the Company or a Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or a Subsidiary is a party;

(f)    Liens for taxes (i) not yet subject to penalties for non-payment or (ii) being contested, provided, payment thereof is not required by Section 9.2.4;

(g)    minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate Materially detract from the value of said properties or Materially impair their use in the operation of the business of the Company or a Subsidiary;

(h)    Liens incurred in connection with the lease of conversion burners and water heaters to customers;

(i)    Liens on property acquired through the merger or consolidation of another utility company with or into, or the purchase of all or substantially all of the assets of another utility company by, the Company or a Subsidiary, provided that such Lien does not extend to other property of the Company or a Subsidiary;

(j)    pledges, assignments and other security devices entered into in connection with the financing or refinancing of customers’ conditional sales contracts;

(k)    Liens securing Indebtedness incurred in connection with the purchase and sale of electricity and/or energy supply (including transportation or transmission charges) or Guaranties in respect of obligations under such contracts; provided that, such Liens attach solely to such electricity or energy supply;

(l)    contractual rights of the Company and its Subsidiaries in connection with funds contributed and borrowed under the Cash Pooling and Loan Agreement;

(m)    in addition to those Liens otherwise permitted by this Section 10.2, Liens created or incurred prior to, on or after the Collateral Release Date securing Indebtedness which does not exceed in the aggregate $10,000,000 at any one time outstanding; provided

Unitil Energy Systems, Inc.	Bond Purchase Agreement

that all such Indebtedness shall have been incurred within the applicable limitations provided in Section 10.1; and

(n)    Liens securing Indebtedness issued to finance or refinance the Company’s buildings in New Hampshire or any property acquired in replacement thereof.

If at any time the Company or a Subsidiary shall create or assume any Lien not permitted by this Section, to which the covenant to secure the Series R Bonds in the first paragraph of this Section 10.2 is applicable, the Company will promptly deliver to each holder of record of the Series R Bonds then outstanding:

(x)    an Officers’ Certificate stating that the covenant of the Company contained in the first paragraph of this Section 10.2 has been complied with; and

(y)    an opinion of counsel addressed to such holders to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.

Section 10.3.    Transactions with Affiliates. Except as described in the Disclosure Documents prior to Closing, the Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary or Unitil or another Subsidiary of Unitil), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate, except as may be necessary in order for the Company to comply with requirements of any applicable state or federal statute or regulation; provided, however, that if it is not possible to identify what terms would apply to a comparable arm’s–length transaction with a Person not an Affiliate, such transaction shall be upon such terms as shall be fair and reasonable under the circumstances.

Section 10.4.    Merger or Consolidation; Sale or Transfer of Assets. The Company will not (a) consolidate with or be a party to a merger with any other corporation or (b) sell, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole); provided, however, that the Company may consolidate, merge or otherwise combine with any other corporation or sell, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole), if

(i)    the corporation which results from such consolidation, merger or combination or the corporation to which the Company sells, leases or otherwise disposes of all or substantially all of its and its Subsidiaries’ (taken as a whole) assets (in either case, the “surviving corporation”) is either the Company (in the case of a merger, consolidation or combination), or, if not, is organized under the laws of any State of the United States or the District of Columbia,

Unitil Energy Systems, Inc.	Bond Purchase Agreement

(ii)    in the event that the surviving corporation is not the Company, the obligations of the Company under this Agreement and the Series R Bonds are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish the holders of the Series R Bonds an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, and

(iii)    at the time of such consolidation, merger or combination or sale, lease or other disposition of all or substantially all of the Company’s and its Subsidiaries’ assets, and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and the Company or the surviving corporation, as the case may be, could incur at least $1.00 of additional Funded Indebtedness pursuant to Section 10.1(a)(iii);

Section 10.5.    Restrictions on Dividends. The Company covenants that it will not declare or pay dividends (other than in its own common stock) or make any other distribution on shares of its common stock or apply any of its property or assets (other than amounts equal to any proceeds received from the sale of common stock of the Company) to the purchase or retirement of, or make any other distribution through reduction of capital or otherwise, in respect of, any shares of its common stock (which dividends, distributions, purchases and retirements are hereinafter referred to as “distributions”) if, after giving effect to such distribution, the aggregate of all such distributions declared, paid, made or applied subsequent to December 31, 2019, plus the amount of all dividends declared on any class of preferred stock of the Company subsequent to December 31, 2019, and any amounts charged to net income after December 31, 2019 in connection with the purchase or retirement of any shares of preferred stock of the Company would exceed an amount equal to net income of the Company available for dividends after December 31, 2019, plus the net proceeds from any common or preferred equity issuances by the Company subsequent to December 31, 2019, plus the sum of $70,000,000.

Section 10.6.    Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement provided, however, an expansion of the Company’s or any Subsidiary’s service territory shall be deemed not to be a change from the general nature of the business engaged in by the Company and its Subsidiaries.

Section 10.7.    Economics Sanctions Regulations. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Series R Bonds) with any Person if such investment,

Unitil Energy Systems, Inc.	Bond Purchase Agreement

dealing or transaction (i) would cause any holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

SECTION 11.        EVENTS OF DEFAULT.

Section 11.1.    Events of Default Prior to the Collateral Release Date. Prior to the Collateral Release Date, the term “Event of Default” shall have the meaning as defined in the Indenture.

Section 11.2.    Events of Default from and after the Collateral Release Date From and after the Collateral Release Date an “Event of Default” hereunder shall exist if any of the following conditions or events shall occur and be continuing:

(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Series R Bond when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)    the Company defaults in the payment of any interest on any Series R Bond for more than five Business Days after the same becomes due and payable; or

(c)    the Company defaults in the performance of or compliance with any term contained in any of Section 7.1(e) or Section 10.1, Section 10.2, or Section 10.4; or

(d)    the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11.2(a), (b) and (c)) or, if a Guaranty Agreement is in effect, any Guarantor defaults in the performance of or compliance with any Material term of such Guaranty Agreement and, in each case, such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company or any Guarantor, as applicable, receiving written notice of such default from any holder of a Series R Bond (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11.2(d)); or

(e)    any representation or warranty made in writing by the Company or a Guarantor, if any, or by any officer of the Company or such Guarantor in this Agreement or in the Guaranty Agreement, as applicable, or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)    (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least

Unitil Energy Systems, Inc.	Bond Purchase Agreement

$5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than (A) the passage of time, (B) the right of the holder of Indebtedness to convert such Indebtedness into equity interests, or (C) the Company’s exercise of its right to purchase or prepay Indebtedness, including an optional prepayment made in accordance with Section 8.2.1), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g)    the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)    a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 (in excess of insurance available therefor), including, without limitation, any such final order enforcing a binding arbitration decision are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)    if a Guaranty Agreement is in effect, such Guaranty Agreement ceases to be a legally valid, binding and enforceable obligation or contract of any Guarantor, or any Guarantor or any party by, through or on account of any such Guarantor, challenges the validity, binding nature or enforceability of a Guaranty Agreement.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

SECTION 12.        REMEDIES ON DEFAULT, ETC.

Prior to the Collateral Release Date, remedies upon the occurrence of a “Default” or “Event of Default” (as defined in the Indenture) shall be governed by the Indenture.

From and after the Collateral Release Date, the following remedies shall be applicable upon the occurrence of an Event of Default:

Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in Section 11.2(g) or (h) (other than an Event of Default described in clause (i) of Section 11.2(g) or described in clause (vi) of Section 11.2(g) by virtue of the fact that such clause encompasses clause (i) of Section 11.2(g)) has occurred, all the Series R Bonds then outstanding shall automatically become immediately due and payable.

(b)    If any other Event of Default has occurred and is continuing, any holder or holders of at least 66-2/3% in principal amount of the Series R Bonds at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Series R Bonds then outstanding to be immediately due and payable.

(c)    If any Event of Default described in Section 11.2(a) or (b) has occurred and is continuing, any holder or holders of Series R Bonds at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Series R Bonds held by it or them to be immediately due and payable.

Upon any Series R Bonds becoming due and payable under this Section 12.1, whether automatically or by declaration, such Series R Bonds will forthwith mature and the entire unpaid principal amount of such Series R Bonds, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Series R Bond has the right to maintain its investment in the Series R Bonds free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Series R Bonds are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Series R Bonds have become or have been declared immediately due and payable under Section 12.1, the holder of any Series R Bond at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Series R Bond or Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Section 12.3.    Rescission. At any time after any Series R Bonds have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 66-2/3% in principal amount of the Series R Bonds then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Series R Bonds, all principal of and Make-Whole Amount, if any, on any Series R Bonds that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Series R Bonds, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Series R Bonds. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Series R Bond in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Guaranty Agreement or any Series R Bond upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Series R Bond on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.        REGISTRATION; EXCHANGE; SUBSTITUTION OF SERIES R BONDS.

Section 13.1.    Registration of Series R Bonds. (a) Prior to the Collateral Release Date as long as any Series R Bonds remain outstanding, the Trustee shall keep at its principal executive office, or at such other office the address of which the Trustee may hereafter notify the holders of the Series R Bonds from time to time, a register for the registration and registration of transfers of Series R Bonds (in accordance with the terms of the Indenture).

(b)    From and after the Collateral Release Date as long as any Series R Bonds remain outstanding, the Company shall keep at its principal executive office, or at such other office the address of which the Company may hereafter notify the holders of the Series R Bonds from time to time, a register for the registration and registration of transfers of Series R Bonds. The name and address of each holder of one or more Series R Bonds, each transfer thereof and the name and address of each transferee of one or more Series R Bonds shall be registered in such register. If any holder of one or more Series R Bonds is a nominee, then (i) the name and address of the beneficial owner of such Series R Bond or Series R Bonds shall also be registered in such register as an owner and holder thereof and (ii) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver, consent or other instrument pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Series R Bond shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the

Unitil Energy Systems, Inc.	Bond Purchase Agreement

contrary. The Company shall give to any holder of a Series R Bond that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Series R Bonds.

Section 13.2.    Transfer and Exchange of Series R Bonds. (a) Prior to the Collateral Release Date as long as any Series R Bonds remain outstanding, upon surrender of any Series R Bond to the Trustee the terms of the Indenture shall govern any transfer, exchange, or replacement of any Series R Bond.

(b)    From and after the Collateral Release Date as long as any Series R Bonds remain outstanding, upon surrender of any Series R Bond to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Series R Bond or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Series R Bond or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Series R Bonds (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Series R Bond. Each such new Series R Bond shall be payable to such Person as such holder may request and shall be substantially in the form of the Series R Bond originally issued hereunder. Each such new Series R Bond shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Series R Bond or dated the date of the surrendered Series R Bond if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Series R Bonds. Series R Bonds shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Series R Bonds, one Series R Bond may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Series R Bond registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 and shall be bound by the terms of this Agreement.

Section 13.3.    Replacement of Series R Bonds. From and after the Collateral Release Date as long as any Series R Bonds remain outstanding, upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Series R Bond (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Series R Bond is, or is a nominee for, an original Purchaser or another Institutional Investor that is a holder of a Series R Bond with a minimum net worth of at least $5,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)    in the case of mutilation, upon surrender and cancellation thereof,

Unitil Energy Systems, Inc.	Bond Purchase Agreement

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Series R Bond, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Series R Bond or dated the date of such lost, stolen, destroyed or mutilated Series R Bond if no interest shall have been paid thereon.

SECTION 14.        PAYMENTS ON SERIES R BONDS.

Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Series R Bonds shall be made in Hampton, New Hampshire, at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Series R Bond, change the place of payment of the Series R Bonds so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.    Home Office Payment. (a) The terms of this Section 14.2(a) only apply prior to the Collateral Release Date so long as any Series R Bonds remain outstanding. Pursuant to the provisions of Section 1.01 of the Sixteenth Supplemental Indenture and notwithstanding anything in the Indenture or the Series R Bonds to the contrary, the Company will pay or cause to be paid all sums becoming due on any Series R Bond owned by a holder or such holder’s nominee in the manner specified in Schedule A hereto or as such holder may otherwise designate by written notice to the Company with a copy to the Trustee and all such payments shall be made without presentation or surrender of such Series R Bond to the Trustee; provided, that such holder agrees that it will not sell, transfer or otherwise dispose of any such Series R Bond unless, prior to the delivery thereof, either (i) such holder shall have made a clear and accurate notation of the amount of the principal redeemed on the Series R Bond to be transferred, or (ii) such Series R Bond shall have been presented to the Trustee for appropriate notation thereon of the portion of the principal redeemed on the Series R Bond or (iii) the Series R Bond shall have been surrendered in exchange for a new Series R Bond for the unredeemed balance of the principal amount thereof. By acceptance of any Series R Bond, each holder of a Series R Bond agrees that prior to receiving any final payment of the entire remaining unpaid principal amount of any Series R Bond pursuant to this Section 14.2(a), such holder shall be required to deliver such Series R Bond to the Trustee. Such holder’s rights under this Section 14.2(a) and Section 1.01 of the Sixteenth Supplemental Indenture may be exercised by any subsequent Institutional Holder who shall enter into an agreement in writing with the Company containing the terms set forth in this Section 14.2(a) and deliver a copy thereof to the Trustee.

(b)  The terms of this Section 14.2(b) only apply from and after the Collateral Release Date, so long as any Purchaser or its nominee shall be the holder of any Series R Bond. Notwithstanding anything contained in Section 14.1 or in such Series R Bond to the contrary, the Company will pay all sums becoming due on such Series R Bond for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Series R Bond or the making of any notation thereon, except that upon written request of the Company made concurrently

Unitil Energy Systems, Inc.	Bond Purchase Agreement

with or reasonably promptly after payment or prepayment in full of any Series R Bond, such Purchaser shall surrender such Series R Bond for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Series R Bond held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Series R Bond to the Company in exchange for a new Series R Bond or Series R Bonds pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2(b) to any Institutional Investor that is the direct or indirect transferee of any Series R Bond purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Series R Bond as the Purchasers have made in this Section 14.2(b).

Section 14.3.    FATCA Information. By acceptance of any Series R Bond, the holder of such Series R Bond agrees that such holder will with reasonable promptness duly complete and deliver to the Company and, prior to the Collateral Release Date, the Trustee, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

SECTION 15.        EXPENSES, ETC.

Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Series R Bond in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Guaranty Agreement or the Series R Bonds (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Guaranty Agreement or the Series R Bonds or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Guaranty Agreement or the Series R Bonds, or by reason of being a holder of any Series R Bond; (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Series R Bonds and any Guaranty Agreement; and (c) the costs and expenses incurred in connection with the

Unitil Energy Systems, Inc.	Bond Purchase Agreement

initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Series R Bond harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Series R Bonds) and (ii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Series R Bonds by the Company, due to (a) any failure of any representation or warranty of the Company in this Agreement to be true and correct in all material respects on the date as of which made and at the time of the Closing (except, in each case, to the extent any representation or warranty expressly relates to a different date, in which case as of such different date) or (b) any failure by the Company to perform or comply in all material respects with any covenant or agreement contained in this Agreement.

Section 15.2.    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Guaranty Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Series R Bonds in the United States or any other jurisdiction where the Company or any Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Guaranty Agreement or of any of the Series R Bonds, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15.2, and will save each holder of a Series R Bond to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3.    Tax Withholding. Except as otherwise required by applicable law, the Company agrees that it will not withhold from any applicable payment to be made to a holder of a Bond that is not a United States Person any tax so long as such holder shall have delivered to the Company (in such number of copies as shall be requested) on or about the date on which such holder becomes a holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable, as well as the applicable “U.S. Tax Compliance Certificate” substantially in the form attached as Exhibit 15.3, in both cases correctly completed and executed.

Section 15.4.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Series R Bond, the enforcement, amendment or waiver of any provision of this Agreement, any Guaranty Agreement or the Series R Bonds, and the termination of this Agreement.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

SECTION 16.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Series R Bonds, the purchase or transfer by any Purchaser of any Series R Bond or portion thereof or interest therein and the payment of any Series R Bond and may be relied upon by any subsequent holder of a Series R Bond, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Series R Bond. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company as of the date of such statements under this Agreement. Subject to the preceding sentence, this Agreement, the Series R Bonds and any Guaranty Agreement embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.        AMENDMENT AND WAIVER.

Section 17.1.    Requirements. (a) This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(i)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(ii)     no amendment or waiver may, without the written consent of the holder of each Series R Bond at the time outstanding, (A) change the Make-Whole Amount, (B) change the percentage of the principal amount of the Series R Bonds the holders of which are required to consent to any amendment or waiver of this Agreement, or (C) amend any of Sections 8, 11.2(a), 11.2(b), 12, 17 or 20.

(b)    (i) Prior to the Collateral Release Date the Series R Bonds may be amended in accordance with the terms of the Indenture.

(ii)    On and after the Collateral Release Date, the Series R Bonds may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that no amendment or waiver may, without the written consent of the holder of each Series R Bond at the time outstanding, (A) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Series R Bonds or (B) change the percentage of the principal amount of the Series R Bonds the holders of which are required to consent to any amendment or waiver of the Series R Bonds.

Section 17.2.    Solicitation of Holders of Series R Bonds.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

(a)    Solicitation. The Company will provide each holder of the Series R Bonds (irrespective of the amount of Series R Bonds then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Series R Bonds or any Guaranty Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 or any Guaranty Agreement to each holder of outstanding Series R Bonds promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Series R Bonds.

(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Series R Bonds as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Guaranty Agreement or any Series R Bond unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Series R Bonds then outstanding even if such holder did not consent to such waiver or amendment.

(c)    Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 or any Guaranty Agreement by a holder of Series R Bonds that has transferred or has agreed to transfer its Series R Bonds to the Company or any Controlled Entity in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Series R Bonds that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Guaranty Agreement applies equally to all holders of Series R Bonds and is binding upon them and upon each future holder of any Series R Bond and upon the Company without regard to whether such Series R Bond has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Series R Bond nor any delay in exercising any rights hereunder or under any Series R Bond or any Guaranty Agreement shall operate as a waiver of any rights of any holder of such Series R Bond. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4.    Series R Bonds Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Series R Bonds then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Guaranty Agreement or the Series R Bonds, or have directed the taking of any action provided herein or in any Guaranty Agreement or the Series R Bonds to be taken upon the direction of the holders of a specified percentage of the aggregate principal

Unitil Energy Systems, Inc.	Bond Purchase Agreement

amount of Series R Bonds then outstanding, Series R Bonds directly or indirectly owned by the Company or any Controlled Entity shall be deemed not to be outstanding.

SECTION 18.        NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)    if to any other holder of any Series R Bond, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each Series R Bond in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.        REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto (except the Series R Bonds themselves), including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Series R Bonds themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Series R Bonds from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.        CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with

Unitil Energy Systems, Inc.	Bond Purchase Agreement

the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, such Subsidiary, Unitil or Unitil’s Affiliates, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available

Each Purchaser will maintain the confidentiality of and not disclose such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Series R Bonds) who are otherwise obligated to hold confidential and not disclose the Confidential Information substantially in accordance with this Section 20, (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Series R Bond, (iv) any Institutional Investor to which it sells or offers to sell such Series R Bond or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Series R Bonds, this Agreement or any Guaranty Agreement after prior written notice provided to the Company.

Each holder of a Series R Bond, by its acceptance of a Series R Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Series R Bond of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to

Unitil Energy Systems, Inc.	Bond Purchase Agreement

this Agreement, any Purchaser or holder of a Series R Bond is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.        SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Series R Bonds that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Series R Bonds then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Series R Bonds under this Agreement.

SECTION 22.        MISCELLANEOUS.

Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Series R Bond) whether so expressed or not, except that, other than as provided in Section 10.4, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Series R Bonds without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10, and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Series R Bonds, shall also include any such Series R Bonds issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Series R Bonds. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    The Company consents to process being served by or on behalf of any holder of Series R Bonds in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)    Nothing in this Section 22.7 shall affect the right of any holder of a Series R Bond to serve process in any manner permitted by law, or limit any right that the holders of any of the Series R Bonds may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Series R Bonds or any other document executed in connection herewith or therewith.

[SIGNATURE PAGES FOLLOW]

Unitil Energy Systems, Inc.	Bond Purchase Agreement

If a Purchaser is in agreement with the foregoing, please sign the accompanying counterparts of this Agreement and return one of the same to the Company, whereupon this Agreement shall become a binding agreement between such Purchaser and the Company.

Very truly yours,

UNITIL ENERGY SYSTEMS, INC.

By:	/s/ Todd R. Diggins
Name: Todd R. Diggins
Title: Treasurer

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Accepted as of the date first written above.

METROPOLITAN LIFE INSURANCE COMPANY
by MetLife Investment Management, LLC, Its Investment Manager

METROPOLITAN TOWER LIFE INSURANCE COMPANY
by MetLife Investment Management, LLC, Its Investment Manager

SYMETRA LIFE INSURANCE COMPANY
by MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ John Wills
Name: John Wills
Title: Authorized Signatory

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Accepted as of the date first written above.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

By:	/s/ Karl Spaeth
Name: Karl Spaeth
Title: Senior Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By: Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

By:	/s/ Karl Spaeth
Name: Karl Spaeth
Title: Senior Vice President

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Accepted as of the date first written above.

AMERICAN REPUBLIC INSURANCE COMPANY
BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.
CATHOLIC UNITED FINANCIAL
MINNESOTA LIFE INSURANCE COMPANY
SECURIAN LIFE INSURANCE COMPANY

By: Securian Asset Management, Inc.

By:	/s/ Robin J. Lenarz
Name: Robin J. Lenarz
Title: Vice President

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Accepted as of the date first written above.

THE STATE LIFE INSURANCE COMPANY

By: American United Life Insurance Company
Its: Agent

By:	/s/ David M. Weisenburger
Name: David M. Weisenburger
Title: VP, Fixed Income Securities

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Accepted as of the date first written above.

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Matthew A. Levene
Name: Matthew A. Levene
Title: Assistant Vice President

Unitil Energy Systems, Inc.	Bond Purchase Agreement

Accepted as of the date first written above

UNITED OF OMAHA LIFE INSURANCE COMPANY

By	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Senior Vice President

Unitil Energy Systems, Inc.	Bond Purchase Agreement

ACKNOWLEDGEMENT AND AGREEMENT

The undersigned hereby acknowledges receipt of an executed copy of the foregoing Bond Purchase Agreement and agrees to the provisions of Section 14.2(a) thereof.

U.S. Bank National Association, as Trustee

By	/s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

INFORMATION RELATING TO PURCHASERS

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

Symetra Life Insurance Company 777 108th Avenue NE, Suite 1200 Bellevue, WA 98004-5135	$2,400,000

(portfolio RRD, USD)

(Securities to be registered in the name of CUDD and CO)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

U.S. (USD)

Bank Name:         JPMorgan Chase

ABA:                     021-000-021

Account No.:        9009000200

FFC:                     P79303, Symetra GUL 181 – Met Private

Ref:                       PPN 913260 C*4 - UNITIL ENERGY SYSTEMS INC - 3.580% due 15-SEP-2040

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

Symetra Life Insurance Company

c/o MetLife Investment Management, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Fred Sporer - VP Priv Placements-Corporates, Private Placements; Michael Brown - Associate - Privates, Private Placements; Shaun Oliver - Associate Director, Private Placements

Emails: PPUCompliance@metlife.com; fsporer@metlife.com; michael.t.brown@metlife.com; soliver@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

Symetra Life Insurance Company

c/o MetLife Investment Management, LLC

One MetLife Way

Whippany, NJ 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

and

SCHEDULE A

(to Bond Purchase Agreement)

Symetra Life Insurance Company

Attn: Nate Zaientz

308 Farmington Ave, 3rd floor

Farmington, CT 06032

and

Resolution Re Ltd.

Wessex House

2nd Floor, 45 Reid Street

Hamilton HM12, Bermuda

Email: RLIM-Investments@resolutionlife.com

(3)	Original notes delivered to:

JPMORGAN CHASE BANK NA

Attn: CHERYL BROWN

4 CHASE METROTECH CENTER

3RD FLOOR – PHYSICAL RECEIVE DEPT

BROOKLYN, NY 11245-0001

Reference Account: P79303

With COPIES OF THE NOTES emailed to emailed to nlopez3@metlife.com

(4)	Taxpayer I.D. Number: 91-0742147
(5)	Tax Jurisdiction: United States
(6)	UK Passport Treaty Number (if applicable): 13/S/307814/DTTP

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

METROPOLITAN LIFE INSURANCE COMPANY 200 Park Avenue New York, New York 10166	$2,300,000

(General Acct@Chase)

(Securities to be registered in the name of Metropolitan Life Insurance Company)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:        JPMorgan Chase Bank

ABA Routing #: 021-000-021

Account No.:      002-2-410591

Account Name:  Metropolitan Life Insurance Company

Ref:                    PPN 913260 C*4 - UNITIL ENERGY SYSTEMS INC - 3.580% due 15-SEP-2040

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

Metropolitan Life Insurance Company

c/o MetLife Investment Management, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Fred Sporer - VP Priv Placements-Corporates, Private Placements; Michael Brown - Associate - Privates, Private Placements; Shaun Oliver - Associate Director, Private Placements

Emails: PPUCompliance@metlife.com; fsporer@metlife.com; michael.t.brown@metlife.com; soliver@metlife.com; OpsPvtPlacements@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company

c/o MetLife Investment Management, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

(3)	Original notes delivered to:

Metropolitan Life Insurance Company

c/o MetLife Investment Management, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Nicolette Lopez - Senior Counsel, Fixed Income & Alternatives

(4)	Taxpayer I.D. Number: 13-5581829

(5)	Tax Jurisdiction: United States/New York

(6)	UK Passport Treaty Number (if applicable): 13/M/61303/DTTP

Audit Requests: Soft copy to AuditConfirms.PvtPlacements@metlife.com or hard copy to: Metropolitan Life Insurance Company, Attn: Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive – 5th Floor, Tampa, FL 33647

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

METROPOLITAN TOWER LIFE INSURANCE COMPANY 200 Park Avenue New York, New York 10166	$2,300,000

(G.A.---portfolio S07,S11,S12,T39,TBB,TBE,TTA,635,646)

(Securities to be registered in the name of Metropolitan Tower Life Insurance Company)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:        JPMorgan Chase Bank

ABA Routing #: 021-000-021

Account No.:      323-8-90946

Account Name:  Metropolitan Tower Life Insurance Company

Ref:                    PPN 913260 C*4 - UNITIL ENERGY SYSTEMS INC - 3.580% due 15-SEP-2040

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

Metropolitan Tower Life Insurance Company

c/o MetLife Investment Management, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Fred Sporer - VP Priv Placements-Corporates, Private Placements; Michael Brown - Associate - Privates, Private Placements; Shaun Oliver - Associate Director, Private Placements

Emails: PPUCompliance @metlife.com; fsporer@metlife.com; michael.t.brown@metlife.com; soliver@metlife.com; OpsPvtPlacements@metlife.com

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Tower Life Insurance Company

c/o MetLife Investment Management, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

(3)	Original notes delivered to:

Metropolitan Tower Life Insurance Company

c/o MetLife Investment Management, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Nicolette Lopez - Senior Counsel, Fixed Income & Alternatives

(4)	Taxpayer I.D. Number: 13-3114906
(5)	Tax Jurisdiction: United States/Delaware
(6)	UK Passport Treaty Number (if applicable): 13/M/298329/DTTP

Audit Requests: Soft copy to AuditConfirms.PvtPlacements@metlife.com or hard copy to: Metropolitan Life Insurance Company, Attn: Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive – 5th Floor, Tampa, FL 33647

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY	$3,000,000

REGISTER SECURITIES IN THE NAME OF: THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

(Note: a separate security will be needed for each breakdown listed below)

Tax ID for The Lincoln National Life Insurance Company: 35-0472300

-------------------------------------------------------------------------------------------------------------------------------------------

SECURITY:  Unitil Opcos, 3.58% First Mortgage Bond due 9/15/2040

NOTE
AMOUNT	LINCOLN ACCOUNT NAME	BANK CUSTODY ACCT #
3,000,000	The Lincoln National Life Insurance Co (Seg 11)	215715

PRINCIPAL & INTEREST PAYMENTS:
The Bank of New York Mellon
(via Fed Wire)	One Wall Street, New York, NY 10286
ABA #: 021000018
BENEFICIARY/Account #: GLA 111566
Acct Name: The Bank of New York Mellon Private Placement Income Collection
Bank to Bank Information Ref: insert Custody Account# listed above;
PPN 913260 C*4 /Sec Desc/ P&I Details
Reference Registered Holder: The Lincoln National Life Insurance Company

INVESTMENT ADVISER ADDRESS --ALL COMMUNICATIONS:	TREASURY OPERATIONS --NOTICE OF PAYMENT:	BANK ADDRESS --NOTICE OF PAYMENT ONLY:
Macquarie Investment Management Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103 Attn: Fixed Income Private Placements Email: privateplacements@macquarie.com	Lincoln Financial Group 1300 South Clinton St. Fort Wayne, IN 46802 Attn: Inv Acctg–Treasury Operations Email: securities_data_rese@lfg.com	The Bank of New York Mellon P. O. Box 392003 Pittsburgh, PA 15251-9003 Attn: Private Placement P & I Dept Ref: Registered Holder/Sec Desc/PPN# Email: ppservicing@bnymellon.com

FORWARD SECURITIES TO:	The Depository Trust Company
(via Express Delivery)	570 Washington Blvd – 5th Floor
Jersey City, New Jersey 07310
ATTENTION: BNY MELLON/BRANCH DEPOSIT DEPARTMENT

(in cover letter reference note amt, acct name, and bank custody account #)

Copy of transmittal to:	shelise.case@lfg.com
Copy of notes to:	shelise.case@lfg.com

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK	$3,000,000

REGISTER SECURITIES IN THE NAME OF: LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

(Note: a separate security will be needed for each breakdown listed below)

SECURITY:    Unitil Opcos, 3.58% First Mortgage Bond due 9/15/2040

NOTE
AMOUNT	LINCOLN ACCOUNT NAME	CUSTODY ACCOUNT #
3,000,000	Lincoln Life & Annuity Company of New York – Seg JPLA2790	186236

TAX ID for LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK: 22-0832760

PRINCIPAL & INTEREST PAYMENTS: The Bank of New York Mellon
(via Fed Wire)	One Wall Street, New York, NY 10286
ABA #: 021000018
BENEFICIARY/Account #: GLA 111566
Acct Name: The Bank of New York Mellon Private Placement Income Collection
Bank to Bank Information Ref: insert Custody Account# listed above;
PPN 913260 C*4 /Sec Desc/ P&I Details
Reference Registered Holder: Lincoln Life & Annuity Company of New York

INVESTMENT ADVISER ADDRESS
FOR ALL COMMUNICATIONS:	Macquarie Investment Management Advisers
2005 Market Street, Mail Stop 41-104
Philadelphia, PA 19103
Attention: Fixed Income Private Placements
Email: privateplacements@macquarie.com
INVESTMENT ACCOUNTING ADDRESS
FOR NOTICE OF PAYMENT:	Lincoln Financial Group
1300 South Clinton Street
Fort Wayne, IN 46802
Attention: Inv Accounting – Treasury Operations
Email: securities_data_rese@lfg.com
BANK ADDRESS
FOR NOTICE OF PAYMENT:	The Bank of New York Mellon
P. O. Box 392003
Pittsburgh, PA 15251-9003
Attention: Private Placement P & I Dept
Reference: Registered Holder/Sec Desc/PPN#
Group Email: ppservicing@bnymellon.com

FORWARD SECURITIES TO:	The Depository Trust Company
(via Express Delivery)	570 Washington Blvd – 5th Floor
Jersey City, NJ 07310
Attention: BNY Mellon/Branch Deposit Department

(in cover letter reference note amt, acct name, and bank custody account #)

Copy of transmittal to:	Shelise.Case@LFG.com
Shelise.Case@LFG.com

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

SECURIAN LIFE INSURANCE COMPANY	$2,000,000

The Notes being purchased for Securian Life Insurance Company should be registered in the name of “Hare & Co., LLC”. The Notes should be delivered in accordance with instructions furnished to lender counsel, Chapman and Cutler, LLP.

All notices and statements should be sent electronically via Email to: privateplacements@securianam.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Securian Life Insurance Company

c/o Securian Asset Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn: Client Administrator

All payments on account of the Notes shall be made by wire transfer of immediately available funds pursuant to instructions to be delivered to the Company by Lender Counsel prior to Closing. If there are any questions regarding the payment instructions, please contact SecurianAMPrivatesMailbox@securianam.com.

Tax ID # 41-1412669

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

MINNESOTA LIFE INSURANCE COMPANY (Bond)	$1,500,000

The Notes being purchased for Minnesota Life Insurance Company should be registered in the name of “Hare & Co., LLC”. The Notes should be delivered in accordance with instructions furnished to lender counsel, Chapman and Cutler, LLP.

All notices and statements should be sent electronically via Email to: privateplacements@securianam.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Minnesota Life Insurance Company (Bond)

c/o Securian Asset Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn: Client Administrator

All payments on account of the Notes shall be made by wire transfer of immediately available funds pursuant to instructions to be delivered to the Company by Lender Counsel prior to Closing. If there are any questions regarding the payment instructions, please contact SecurianAMPrivatesMailbox@securianam.com.

Tax ID # 41-0417830

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

AMERICAN REPUBLIC INSURANCE COMPANY (Pre-Need)	$500,000

The Notes being purchased for American Republic Insurance Company should be registered in the name of “Wells Fargo Bank N.A. FBO American Republic Insurance Company”. The Notes should be delivered in accordance with instructions furnished to lender counsel, Chapman and Cutler, LLP.

All notices and statements should be sent electronically via Email to: privateplacements@securianam.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

American Republic Insurance Company (Pre-Need)

c/o Securian Asset Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn: Client Administrator

All payments on account of the Notes shall be made by wire transfer of immediately available funds pursuant to instructions to be delivered to the Company by Lender Counsel prior to Closing. If there are any questions regarding the payment instructions, please contact SecurianAMPrivatesMailbox@securianam.com.

Tax ID # 42-0113630

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.	$500,000

The Notes being purchased for Blue Cross and Blue Shield of Florida, Inc. should be registered in the name of “Hare & Co., LLC”. The Notes should be delivered in accordance with instructions furnished to lender counsel, Chapman and Cutler, LLP.

All notices and statements should be sent electronically via Email to: privateplacements@securianam.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Blue Cross and Blue Shield of Florida, Inc.

c/o Securian Asset Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn: Client Administrator

All payments on account of the Notes shall be made by wire transfer of immediately available funds pursuant to instructions to be delivered to the Company by Lender Counsel prior to Closing. If there are any questions regarding the payment instructions, please contact SecurianAMPrivatesMailbox@securianam.com.

Tax ID # 59-2015694

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

CATHOLIC UNITED FINANCIAL	$500,000

$500,000.00 (3.58% First Mortgage Bond, Series R due 2040)

The Notes being purchased for Catholic United Financial should be registered in the name of “Band & Co”. The Notes should be delivered in accordance with instructions furnished to lender counsel, Chapman and Cutler, LLP.

All notices and statements should be sent electronically via Email to: privateplacements@securianam.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Catholic United Financial

c/o Securian Asset Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn: Client Administrator

All payments on account of the Notes shall be made by wire transfer of immediately available funds pursuant to instructions to be delivered to the Company by Lender Counsel prior to Closing. If there are any questions regarding the payment instructions, please contact SecurianAMPrivatesMailbox@securianam.com.

Tax ID # 41-0182070

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

The State Life Insurance Company	$2,000,000

Purchaser:	The State Life Insurance Company

Issuer:	Unitil Energy System

Issuing:	Senior Note(s) due 2040

Closing:	September 15, 2020

Issue:	3.58%

Amount:	Note 1 $2,000,000.00

Note:	For clarification, the purchaser of these notes is “The State Life Insurance Company”. The bank information shown below is for a special bank account (The State Life Insurance Company Finance Reinsurance) owned by the State Life Insurance Company. As a result, there could be more than one purchase for The State Life Insurance Company in any one private placement transaction with different wiring instructions.

The original note(s) should be sent to:

The Depository Trust Company
Attn: BNY Mellon/Branch Deposit Dept.
Acct # 211624 State Life, c/o AUL
570 Washington Blvd. – 5th Floor
Jersey City, NJ 07310

Please send all POST-CLOSING documentation to:

American United Life Insurance Company
Attn: Mike Bullock, Securities Department
One American Square, Suite 1017
Post Office Box 368
Indianapolis, IN 46206
mike.bullock@oneamerica.com

Payment:	Unitil Energy Systems shall make payment of principal and interest on the note(s) in immediately available funds by wire transfer to the following bank account:

The Bank of New York Mellon
ABA #: 021000018
Credit Account: GLA111566
Account Name: The State Life Insurance Company Finance Reinsurance
Account #: 211624
Re: “Accompanying Information” below
P & I Breakdown: (Insert)
Re: (Insert PPN 913260 C*4 and credit name here)
Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.

The United States Tax I.D. Number of The State Life Insurance Company is 35-0684263.

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

The State Life Insurance Company	$2,500,000

Purchaser:	The State Life Insurance Company

Issuer:	Unitil Energy System

Issuing:	Senior Note(s) due 2040

Closing:	September 15, 2020

Issue:	3.58%

Amount:	Note 2 $2,500,000.00

Note:	For clarification, the purchaser of these notes is “The State Life Insurance Company”. The bank information shown below is for a special bank account (The State Life Insurance Company Finance Reinsurance) owned by the State Life Insurance Company. As a result, there could be more than one purchase for The State Life Insurance Company in any one private placement transaction with different wiring instructions.

The original note(s) should be sent to:

The Depository Trust Company
Attn: BNY Mellon/Branch Deposit Dept.
Acct # 343761 State Life, c/o AUL
570 Washington Blvd. – 5th Floor
Jersey City, NJ 07310

Please send all POST-CLOSING documentation to:

American United Life Insurance Company
Attn: Mike Bullock, Securities Department
One American Square, Suite 1017
Post Office Box 368
Indianapolis, IN 46206
mike.bullock@oneamerica.com

Payment:	Unitil Energy Systems shall make payment of principal and interest on the note(s) in immediately available funds by wire transfer to the following bank account:

Bank of New York
ABA #: 021000018
Credit Account: GLA111566
Account Name: The State Life Insurance Company
Account #: 343761
P & I Breakdown: (Insert)
Re: (Insert PPN 913260 C*4 and credit name here)

Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.

The United States Tax I.D. Number of The State Life Insurance Company is 35-0684263.

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

PACIFIC LIFE INSURANCE COMPANY	$3,000,000

Mac & Co., as nominee for Pacific Life Insurance Company

See instructions on following page.

PACIFIC LIFE INSURANCE COMPANY

Delivery/Registration Instructions

Account Information:

Nominee Name:     Mac & Co

Tax ID#:                 95-1079000

Please include all information to ensure proper delivery of certificates and P & I.

For Physical Delivery of Certificates:

The Depository Trust Company

Attn: BNY Mellon/Branch Deposit Department

570 Washington Blvd – 5th Floor

Jersey City, NJ 07310

Account Name:     SA 80 – INSURED LDI

Account Number: 7147618400

For Payment of Principal & Interest:

Bank: The Bank of New York Mellon

ABA: 021000018

Acct Number: GLA 111566

Acct Name: The Bank of New York Mellon – P&I Dept

** Include CUSIP, security description and P&I breakdown. **

All notices of payments and written confirmations of such wire transfers to:

The Bank of New York Mellon

Attn: Pacific Life Accounting Team

One Mellon Bank Center - Room 1130

Pittsburgh, PA 15258-0001

And

Pacific Life Insurance Company

Attn: IM – Cash Team

700 Newport Center Drive

Newport Beach, CA 92660

Fax: 949-718-5845

All other communications shall be addressed to:
Pacific Life Insurance Company
Attn: IM – Credit Analysis	Dominic Faso
700 Newport Center Drive	AVP & Asst Treasurer
Newport Beach, CA 92660-6397
PrivatePlacementCompliance@PacificLife.com

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

UNITED OF OMAHA LIFE INSURANCE COMPANY	$2,000,000

1.	Notes to be registered in the name of

UNITED OF OMAHA LIFE INSURANCE COMPANY

2.	Tax I.D. # is 47-0322111

3.	All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

JPMorgan Chase Bank

ABA #021000021

Private Income Processing

For credit to:

United of Omaha Life Insurance Company

Account # 900-9000200

a/c: G07097

Cusip/ PPN 913260 C*4

Interest Amount:

Principal Amount:

4.	Address for delivery of bonds:

JPMorgan Chase Bank

4 Chase Metrotech Center, 3rd Floor

Brooklyn, NY 11245-0001

Attention:    Physical Receive Department

Account# G07097

**It is imperative that the custody account be included on the delivery letter. Without this information, the security will be returned to the sender.

5.           Address for all notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications:

JPMorgan Chase Bank

4 Chase Metrotech Center, 16th Floor

Brooklyn, NY 11245-0001

Attn: Income Processing

a/c: G07097

6.           Address for all other communications (i.e.: Quarterly/Annual reports, Tax filings, Modifications, Waivers regarding the indenture):

4 - Investment Management

United of Omaha Life Insurance Company

3300 Mutual of Omaha Plaza

Omaha, NE 68175-1011

              Email Address for Electronic Document Transmission: privateplacements@mutualofomaha.com

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Adjusted Net Income (Deficit)” means the amount of net income (or if such net income is a deficit, the amount of such deficit) of the Company and its Subsidiaries for the period in question (taken as a cumulative whole) transferred to the retained earnings account on the books and records of the Company on a consolidated basis, as determined in accordance with GAAP, excluding any extraordinary non-cash gains and losses.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 20% or more of any class of voting or equity interests of the Company or any Subsidiary of the Company or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 20% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Bank Credit Agreement” means any existing or future bank credit facility or combination of bank credit facilities of greater than $10,000,000 entered into by the Company.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws, or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Bond” or “Bonds” is defined in the Indenture.

SCHEDULE B

(to Bond Purchase Agreement)

“Business Day” means (a) for the purposes of Section 8.2.5 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Manchester, New Hampshire are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Cash Pooling and Loan Agreement” means the cash pooling and loan agreement, as amended and restated, dated December 1, 2008, between Unitil and certain of its Subsidiaries, including the Company, as further amended from time to time.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means the “Mortgaged Property” or “Trust Estate” (each as defined in the Indenture.

“Collateral Release Date” is defined in Section 9.1.1.

“Collateral Release Conditions” is defined in Section 9.1.1.

“Company” means Unitil Energy Systems, Inc., a New Hampshire corporation, or any successor that becomes such in the manner prescribed in Section 10.4.

“Confidential Information” is defined in Section 20.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is the greater of (i) 2% above the rate of interest stated in clause (a) of the first paragraph of the Series R Bonds or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. in Charlotte, North Carolina as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Earnings Available for Interest” of the Company for any period shall mean the amount by which (a) the sum of the operating revenues of the Company received in the ordinary course of business for such period, allowances for funds used during construction, interest income, and net non-operating income (loss) of the Company for such period, computed in accordance with GAAP and as set forth on a consolidated statement of earnings for the Company for such period, exceeds (b) the sum of all operating expenses of the Company for such period (but not including depreciation and amortization or any provision for Federal or state taxes on income or portions thereof for the period for which earnings are being computed), computed in accordance with GAAP and as set forth on a consolidated statement of earnings for the Company for such period.

“Electronic Delivery” is defined in Section 7.1(a)(ii).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FERC” means the Federal Energy Regulatory Commission and any successor Governmental Authority thereto.

“Form 10-K” is defined in Section 7.1(b)(ii).

“Form 10-Q” is defined in Section 7.1(a)(ii).

“Funded Indebtedness” of any Person as of any date as of which the amount thereof is to be determined, means (i) all Indebtedness of such Person required to be paid more than one year from the date as of which Funded Indebtedness is being determined pursuant to the terms of the agreement or instrument under which such Indebtedness was incurred, but there shall be excluded sinking fund, serial maturity, periodic installment and amortization payments on account of Indebtedness which are required to be made within one year from the date of such determination and (ii) all Guaranties of Funded Indebtedness of others described in clause (i) of this definition. Notwithstanding the foregoing, Funded Indebtedness shall not include: (a) obligations under contracts for the purchase of gas and energy supply, including transportation charges or Guaranties in respect of such obligations; (b) pension and benefit obligations, whether or not absolute or contingent or included, in accordance with GAAP, in determining total liabilities on the balance sheet; (c) amounts owed to or by the Company or any Subsidiary under the Cash Pooling and Loan Agreement; and (d) all obligations under operating leases.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)    the government of

  (i)    the United States of America or any State or other political subdivision thereof, or

  (ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantor” means each Person who is a party to the Guaranty Agreement and is otherwise required to comply with the requirements of Section 9.2.8.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)    to purchase such indebtedness or obligation or any property constituting security therefor;

(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Guaranty Agreement” means any Guaranty Agreement delivered pursuant to Section 9.2.8 the terms of which are substantially similar to the applicable guaranty or other obligation being provided under the Bank Credit Agreement or any other Material Credit Facility and otherwise in a form reasonably acceptable to the Required Holders.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Series R Bond the Person in whose name such Series R Bond is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Series R Bond whose name and address appears in such register.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)    its liabilities for borrowed money;

(b)    all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases if such Synthetic Leases were accounted for as Capital Leases;

(c)    obligations due in respect of Capital Leases which, taking together such obligations for all Capital Leases of such Person, aggregate $5,000,000 or more in the twelve-month period following the date on which Indebtedness is being determined;

(d)    its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business and liabilities pertaining to the regulated purchase of electricity and natural gas supply in the ordinary course of business, but, in any event, including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); and

(e)    without duplication, any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) above;

provided, that notwithstanding anything to the contrary in the foregoing, Indebtedness of the Company shall not include (A) its obligations under contracts for the purchase by it of gas (including propane and liquefied natural gas) or electric energy or capacity, including transmission charges, (B) lease obligations of the Company or any Subsidiary, (C) pension and other obligations of the Company or any Subsidiary with respect to benefits provided to employees of the Company and its Subsidiaries, regardless of whether such obligations are absolute or contingent or included, in accordance with GAAP, in determining total liabilities as shown on the liability side of a balance sheet of the Company, and (D) obligations relating to the sale of generating assets and power purchase entitlements as provided for in the Company’s restructuring plan filed with the NHPUC on January 25, 2002.

“Indenture” is defined in Section 1.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Series R Bond, (b) any holder of a Series R Bond holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Series R Bonds then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Series R Bond.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance of title in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” means, with respect to any Series R Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series R Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Series R Bond, the principal of such Series R Bond that is to be prepaid pursuant to Section 8.2.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Series R Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series R Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Series R Bond, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series R Bond.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Bond, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series R Bond.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series R Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Series R Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2.1 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Series R Bond, the date on which such Called Principal is to be prepaid pursuant to Section 8.2.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Sixteenth Supplemental Indenture” is defined in Section 1.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Series R Bonds, or (c) the validity or enforceability of this Agreement or the Series R Bonds, or (d) the ability of any Guarantor to perform its obligations under any Guaranty Agreement.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)    the Bank Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b)    any other agreement(s) (other than the Cash Pooling and Loan Agreement) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $10,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Maturity Date” is defined in the first paragraph of each Series R Bond.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“NHPUC” means the New Hampshire Public Utilities Commission and any successor Governmental Authority.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Permitted Encumbrances” is defined in the Indenture.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Related Fund” means, with respect to any holder of any Series R Bond, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of at least a majority in principal amount of the Series R Bonds at the time outstanding (exclusive of Series R Bonds then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company or any Guarantor, as applicable, with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “securities” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or of Unitil, as applicable.

“Series R Bonds” is defined in Section 1.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Source” is defined in Section 6.2.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Total Capitalization” at any date means the sum of (x) Funded Indebtedness of the Company and its Subsidiaries, and (y) Total Shareholders’ Equity as of such date. Such Total Capitalization shall be exclusive of Accumulated and Other Comprehensive Income (within the meaning of GAAP) derived from pension and benefit obligations; provided, however, that, to the extent permitted by Section 10.1(a)(iii) hereof, any Funded Indebtedness to be redeemed from the proceeds of the incurrence of Funded Indebtedness as provided for in Section 10.1(a)(iii) hereof, which have not yet been so redeemed, shall not be included in the determination of Total Capitalization. Such Total Capitalization shall be exclusive of accumulated Other Comprehensive Income (within the meaning of GAAP).

“Total Shareholders’ Equity” means, as of any date of determination, the aggregate amount for total common stock equity, preference stock and Preferred Stock as presented in accordance with GAAP on a consolidated balance sheet of the Company as of such date.

“Trustee” is defined in Section 1.

“UCC” means, the Uniform Commercial Code as enacted and in effect from time to time in the state whose laws are treated as applying to the Collateral.

“UCC Financing Statements” shall mean any financing statements required or permitted to be filed in accordance with the UCC.

“UES First Mortgage Bond Indenture” means (i) that certain Indenture of Mortgage and Deed of Trust of Unitil Energy Systems, Inc. (as successor to Concord Electric Company) to U.S. Bank National Association (successor to Old Colony Trust Company), as Trustee, originally dated as of July 15, 1958, and amended and restated as of December 2, 2002 pursuant to the Twelfth Supplemental Indenture thereto, (ii) the Thirteenth Supplemental Indenture of Unitil Energy Systems, Inc., dated as of September 26, 2006, (iii) the Fourteenth Supplemental Indenture of Unitil Energy Systems, Inc., dated as of March 2, 2010, (iv) the Fifteenth Supplemental Indenture

of Unitil Energy Systems, Inc., dated as of November 29, 2018 and (v) any other supplemental indentures thereto.

“Unitil” means Unitil Corporation, a New Hampshire corporation.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

SCHEDULE 4.13

COLLATERAL FILINGS

The Collateral Filings to establish and perfect the security interests and Liens of the Trustee upon the Collateral created by the Indenture (including the Sixteenth Supplemental Indenture) shall be made in:

(a)      The Merrimack County, New Hampshire, Registry of Deeds;

(b)      The Rockingham County, New Hampshire, Registry of Deeds; and

(c)      The office of the Secretary of State of New Hampshire.

SCHEDULE 4.13

(to Bond Purchase Agreement)

SCHEDULE 5.3

DISCLOSURE DOCUMENTS

Bond Purchase Agreement, dated September 15, 2020.

The financial statements listed in Schedule 5.5 (and incorporated herein by reference).

Regulatory approvals for the issuance of the Bonds as described in Section 4.11 of the Bond Purchase Agreement.

Unitil Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Unitil Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Unitil Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Unitil Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Unitil Corporation’s Current Reports on Form 8-K that were filed with the Securities and Exchange Commission on or after January 1, 2020.

SCHEDULE 5.3

(to Bond Purchase Agreement)

SCHEDULE 5.4

ORGANIZATION AND OWNERSHIP OF SHARES OF THE COMPANY AND SUBSIDIARIES

(a) (i)   Subsidiaries. None.

(a) (ii)  Affiliates (other than Subsidiaries and Directors and Officers).

  Unitil Corporation

  Fitchburg Gas and Electric Light Co.

  Northern Utilities, Inc.

  Unitil Power Corp.

  Unitil Realty Corp.

  Unitil Service Corp.

  Unitil Resources, Inc.

  Granite State Gas Transmission, Inc.

  Fitchburg Energy Development Company

(a) (iii) Directors and Officers.

Directors
Winfield S. Brown
Mark H. Collin
Lisa Crutchfield
Suzanne Foster
Edward F. Godfrey
Michael B. Green
Thomas P. Meissner, Jr.
Eben S. Moulton
Justine Vogel
David A. Whiteley

Officers	Title
Thomas P. Meissner, Jr.	President
Robert B. Hevert	Senior Vice President
Todd R. Black	Senior Vice President
Laurence M. Brock	Senior Vice President
Daniel J. Hurstak	Controller
Todd R. Diggins	Treasurer
Sandra L. Whitney	Secretary
Justin Eisfeller	Vice President
Robert S. Furino	Vice President
Raymond J. Letourneau, Jr.	Vice President

SCHEDULE 5.4

(to Bond Purchase Agreement)

SCHEDULE 5.5

FINANCIAL STATEMENTS

Audited Financial Statements of Unitil Energy Systems, Inc. as of December 31, 2019.

Unaudited and Condensed Financial Statements of Unitil Energy Systems, Inc. as of and for the Three Months Ended March 31, 2020.

Unaudited and Condensed Financial Statements of Unitil Energy Systems, Inc. as of and for the Six Months Ended June 30, 2020.

SCHEDULE 5.5

(to Bond Purchase Agreement)

SCHEDULE 5.15

EXISTING INDEBTEDNESS

Existing Indebtedness (as of June 30, 2020)

Borrower/Obligor	Lender/Creditor	Description and Maturity	Balance (USD)	Description of Security or other Credit Support
Unitil Energy Systems, Inc.	Various holders	Preferred Stock, Non-Redeemable, Non-Cumulative, 6.00%, $100 Par Value	$188,700	None
Unitil Energy Systems, Inc.	Various institutional investors	8.49% Series, Due October 14, 2024	$4,500,000	Mortgage & UCC Collateral Filings
Unitil Energy Systems, Inc.	Various institutional investors	6.96% Series, Due September 1, 2028	$18,000,000	Mortgage & UCC Collateral Filings
Unitil Energy Systems, Inc.	Various institutional investors	8.00% Series, Due May 1, 2031	$15,000,000	Mortgage & UCC Collateral Filings
Unitil Energy Systems, Inc.	Various institutional investors	6.32% Series, Due September 15, 2036	$15,000,000	Mortgage & UCC Collateral Filings
Unitil Energy Systems, Inc.	Various institutional investors	4.18% Series, Due November 30, 2048	$30,000,000	Mortgage & UCC Collateral Filings
Unitil Energy Systems, Inc.	Unitil and certain of its subsidiaries	Cash Pooling and Loan Agreement, as amended and restated to date	$23,423,291	None

Since June 30, 2020, there have been the following Material changes in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries: The Company made sinking fund payments of $2,000,000 related to the 6.96% Series in September 2020. The outstanding balance of the 6.96% Series as of September 15, 2020 is $16,000,000.

Existing Liens. Please see the column entitled “Description of Security or Other Credit Support” in the table above.

Restrictions on Funded Indebtedness. The Company is a party to, or otherwise subject to provisions contained in, instruments evidencing the Indebtedness of the Company set forth on this Schedule 5.15 and agreements and other documents relating thereto that limit the amount of, or otherwise impose restrictions on the incurring of, Funded Indebtedness of the Company.

SCHEDULE 5.15

(to Bond Purchase Agreement)

EXHIBIT A

FORM OF 16TH SUPPLEMENTAL INDENTURE

UNITIL ENERGY SYSTEMS, INC.

TO

U.S. BANK NATIONAL ASSOCIATION, TRUSTEE

SIXTEENTH

SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 15, 2020

ADDITIONAL ISSUE OF BONDS

(SERIES R, 3.58%, DUE SEPTEMBER 15, 2040)

$27,500,000

This Sixteenth Supplemental Indenture encumbers property in Merrimack and Rockingham Counties.

EXHIBIT A

(to Bond Purchase Agreement)

This Sixteenth Supplemental Indenture is dated as of September 15, 2020 (the or this “Sixteenth Supplemental Indenture”) and entered into by and between Unitil Energy Systems, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of New Hampshire, having its principal office and place of business in Hampton, County of Rockingham in the State of New Hampshire at 6 Liberty Lane West, Hampton, New Hampshire 03842-1720 (hereinafter sometimes referred to as the “Company”), and U.S. Bank National Association, a national banking association (successor to Old Colony Trust Company), having an office and place of business in Boston, Massachusetts at 1 Federal Street, Boston, Massachusetts 02110, as Trustee (hereinafter sometimes referred to as the “Trustee”), with reference to the following Recitals:

W I T N E S S E T H:

Whereas, the Company heretofore duly executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust (hereinafter generally referred to as the “Original Indenture” and referred to, with each and every other instrument, including the Twelfth Supplemental Indenture, which amended and restated the Original Indenture in its entirety, and each subsequent instrument which the Company may execute with the Trustee and which is therein stated to be supplemental to the Original Indenture, as the “Indenture”), dated as of July 15, 1958, but actually executed on September 18, 1958, and recorded, among other places, in Merrimack County, New Hampshire, Registry of Deeds, Volume 832, Page 96, and in the Office of the City Clerk of the City of Concord, New Hampshire, Volume 188, Page 156 and duly recorded First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, and Fifteenth Supplemental Indentures thereto dated as of January 15, 1968, as of November 15, 1971, as of July 1, 1975, as of March 28, 1984, as of June 1, 1984, as of October 29, 1987, as of August 29, 1991, as of October 14, 1994, as of September 1, 1998, as of January 15, 2001, as of April 20, 2001, as of December 2, 2002, as of September 26, 2006, as of March 2, 2010, and as of November 29, 2018, respectively, to which this instrument is supplemental and in modification and confirmation thereof, whereby substantially all the properties of the Company used by it in its electric business, whether then owned or thereafter acquired, with certain exceptions and reservations fully set forth in the Indenture were given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged and conveyed to the Trustee, its successors and assigns, in trust upon the terms and conditions set forth therein to secure bonds of the Company issued and to be issued thereunder, and for other purposes more particularly specified therein; and

Whereas, on January 4, 1971 Old Colony Trust Company was merged into The First National Bank of Boston, which thereupon succeeded to the trusts under the Indenture; and

Whereas, effective May 1, 1996 The First National Bank of Boston resigned as trustee under the Indenture and the Company appointed State Street Bank and Trust Company (“State Street”) as successor trustee, which accepted such appointment and thereupon succeeded to the trusts under the Indenture; and

Whereas, effective January 1, 2003 U.S. Bank National Association purchased substantially all of the corporate trust business of State Street including the trust herein and thereupon succeeded State Street as Trustee hereunder; and

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Whereas, on December 2, 2002 (the “Merger Date”), Unitil Corporation, a corporation organized under the laws of the State of New Hampshire (“Unitil”), combined all of the operations of the Company and Exeter & Hampton Electric Company (“Exeter”) through the merger of Exeter into the Company pursuant to an Agreement and Plan of Merger dated as of November 26, 2002 between the Company and Exeter. On the Merger Date the Company assumed all of the obligations of Exeter under (a) Exeter’s Indenture of Mortgage and Deed of Trust dated as of December 1, 1952 (hereinafter referred to as the “Original Exeter Indenture”) as supplemented by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh and Twelfth Supplemental Indentures thereto dated as of January 16, 1956, as of January 15, 1960, as of June 1, 1964, as of January 15, 1968, as of November 15, 1971, as of April 1, 1974, as of December 15, 1977, as of October 28, 1987, as of August 29, 1991, as of October 14, 1994, as of September 1, 1998, and as of April 20, 2001, respectively (the Original Exeter Indenture and such supplemental indentures being sometimes collectively referred to as the “Exeter Indenture”), and (b) the bonds then outstanding under the Exeter Indenture (the “Exeter Bonds”) pursuant to a Consent and Agreement dated as of November 26, 2002 among Exeter, the Company and the holders of the Exeter Bonds and the Bonds outstanding under the Indenture; and

Whereas, on January 24, 2003 (i) each holder of an Exeter Bond exchanged such Exeter Bond for a bond issued by the Company under the Indenture containing substantially the same terms and provisions as such Exeter Bond, (ii) the Exeter Indenture was cancelled and discharged and (iii) the Exeter Bonds were cancelled; and

Whereas, there are now outstanding under the Indenture $1,800,000 in principal amount of First Mortgage Bonds, Series I, $8,000,000 in principal amount of First Mortgage Bonds, Series J, $7,500,000 in principal amount of First Mortgage Bonds, Series K, $2,700,000 in principal amount of First Mortgage Bonds, Series L, $8,000,000 in principal amount of First Mortgage Bonds, Series M, $7,500,000 in principal amount of First Mortgage Bonds, Series N, $15,000,000 in principal amount of First Mortgage Bonds, Series O, $0 in principal amount of First Mortgage Bonds, Series P, and $30,000,000 in principal amount of First Mortgage Bonds, Series Q; and the Company proposes to issue $27,500,000 in principal amount of additional First Mortgage Bonds of a new Series designated as First Mortgage Bonds, Series R (hereinafter sometimes referred to as “Series R Bonds” or “bonds of Series R”) to be issued under this Sixteenth Supplemental Indenture and that certain Bond Purchase Agreement dated as of September 15, 2020 among the Company and purchasers of the Series R Bonds party thereto, and accepted and acknowledged by the Trustee (the “2020 Series R BPA”)); and

Whereas, all things have been done and performed which are necessary to make the Series R Bonds, when authenticated by the Trustee and issued as in the Indenture and herein provided, and to make this Sixteenth Supplemental Indenture, when executed and delivered by the Company and the Trustee, legal, valid and binding obligations of the Company;

Now, Therefore, in consideration of the premises, and of the acceptance and purchase of the Series R Bonds by the holder thereof, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and in confirmation of and supplementing the Indenture and in performance of and compliance with the provisions thereof, the Company, by these presents, does give, grant, bargain, sell, warrant, pledge, assign, transfer, mortgage, and convey unto the Trustee,

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as provided in the Indenture, and its successor or successors in the trust thereby and hereby created, and its and their assigns, all and singular, the property, and rights and interests in property, described in the Indenture and thereby conveyed, pledged, assigned, transferred and mortgaged, or intended or required so to be (said descriptions in the Indenture being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired, except such of said properties or interests therein as may have been released by the Trustee or sold or disposed of in whole or in part as permitted by the provisions of the Indenture and also, but without in any way limiting the generality of the foregoing, all the rights, titles, interests, easements and properties described as acquired by the Company in Schedule A hereto attached and hereby made a part hereof as fully as if set forth herein at length, and all proceeds of any of the foregoing at any time conveyed, pledged, assigned, transferred, mortgaged, paid or delivered to and from time to time held by the Trustee upon the trusts of the Indenture.

Subject, However, insofar as affected hereby, to any Permitted Encumbrances as defined in Section 1.01 of the Indenture, and, as to the property specifically described in Schedule A of the Indenture and in Schedule A hereof, to the liens, encumbrances, reservations, restrictions, conditions, limitations, covenants, interests and exceptions, if any, set forth or referred to in the descriptions thereof contained in said Schedules, none of which substantially interferes with the free use and enjoyment by the Company of the property and rights hereinabove described for the general purposes and uses of the Company’s electric business;

And Subject Further, as to all hereafter-acquired property, insofar as affected thereby, to any mortgages, encumbrances or liens on such after-acquired property existing at the time of such acquisition or contemporaneously created, conforming to the provisions of Section 8.07 of the Original Indenture;

But Specifically Reserving, Excepting and Excluding from this instrument, and from the grant, conveyance, mortgage, transfer and assignment herein contained, all right, title and interest of the Company, now owned or hereafter acquired in and to properties and rights of the kind specified in subclauses (a) to (d), both inclusive, of the paragraph beginning “But Specifically Reserving, Excepting and Excluding from this Indenture” of the granting clauses of the Indenture.

To Have and to Hold the trust estate, with all of the privileges and appurtenances thereunto belonging, unto the Trustee, its successors in the trusts of the Indenture, and its and their assigns, to its and their own use, forever;

But in Trust Nevertheless, upon the terms and trusts set forth in the Indenture, for the equal pro rata benefit, security and protection (except as provided in Section 8.14 of the Indenture and except insofar as a sinking, improvement and analogous fund or funds, established in accordance with the provisions of the Indenture, or any indenture supplemental thereto, may afford particular security for bonds of one or more series) of the bearers and the registered owners of the bonds from time to time authenticated, issued and outstanding under the Indenture, and the bearers of the coupons appertaining thereto, without (except as aforesaid) any preference, priority or distinction whatever of any one bond over any other bond by reason of priority in the issue, sale or negotiation thereof, or otherwise;

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Provided, However, and these presents are upon the condition, that, if the Company shall pay or cause to be paid the entire outstanding aggregate principal amount of and premium, if any, and interest on the bonds at the times and in the manner therein and in the Indenture provided, and shall keep, perform and observe all and singular the covenants, agreements and provisions in the bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then (i) this Sixteenth Supplemental Indenture and the estate and rights hereby granted shall, pursuant to the provisions of Article XIII of the Indenture, cease and terminate and (ii) the Trustee shall, upon the request of the Company, cancel, discharge, and release the lien of the Indenture; and

And Provided, However, that, upon the satisfaction of the Collateral Release Conditions as set forth in the 2020 Series R BPA, as such term is defined therein, the Company may request that the lien of the Indenture be completely released from all property and collateral securing the bonds issued and outstanding under the Indenture, and at such time (i) the Indenture shall cease and terminate and (ii) the lien of the Indenture shall be cancelled, discharged, and released.

And it is Hereby Covenanted, Declared and Agreed, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions, viz.:

ARTICLE ONE

SERIES R BONDS

Section 1.01.    There shall be and is hereby created an additional Series of bonds designated as and entitled “First Mortgage Bonds, Series R.” Series R Bonds shall be fully registered bonds without coupons, of the denomination of at least $500,000. The bonds of Series R originally issued shall be dated the date of such issue and any bonds of Series R subsequently issued shall be dated as provided in Section 2.03 of the Indenture. All Series R Bonds shall mature on September 15, 2040, and shall bear interest at the rate of three and fifty-eight hundredths percent (3.58%) per annum from their respective dates, such interest to be payable semi-annually in arrears on the fifteenth (15th) day of March and September in each year commencing March 15, 2021, and shall bear interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of five and fifty-eight hundredths percent (5.58%) per annum. The principal of, premium, if any, and interest on bonds of Series R shall be payable at the corporate trust office of U.S. Bank National Association, in Boston, Massachusetts, St. Paul, Minnesota, or at the corporate trust office designated by the Trustee or by its successors as Trustee hereunder, in lawful money of the United States of America, provided that the Company may enter into a written agreement with any registered Institutional Holder of the bonds of Series R providing that payment of interest thereon and of the redemption price of any portion of the principal amount thereof (including premium, if any) which may be redeemed shall be made directly to such holder or to its nominee, as the case may be, at a duly designated place of payment within the United States, without surrender or presentation of such bonds of Series R to the Trustee, provided that (A) there shall have been filed with the Trustee a copy of such agreement (and the Trustee hereby acknowledges that it has received a copy of the 2020 Series R BPA providing for such direct

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payment to the holders of the bonds of Series R), (B) pursuant to such agreement such holder shall agree that it will not sell, transfer or otherwise dispose of any such bond of Series R in respect of which any such payment or redemption shall have been made unless, prior to the delivery thereof by it, either (i) it shall have made a clear and accurate notation of the amount of principal so redeemed upon any such bond to be transferred, or (ii) such bond of Series R shall have been presented to the Trustee for appropriate notation thereon of the portion of the principal amount thereof redeemed, or (iii) such bond or bonds of Series R shall have been surrendered in exchange for a new bond or bonds of Series R for the unredeemed balance of the principal amount thereof in accordance with the other terms of the Indenture, and (C) in such agreement such holder shall agree that prior to receiving any final payment of the entire remaining unpaid principal amount of any Series R Bond, the holder thereof shall be required to deliver such bond to the Trustee. For purposes of this Section 1.01, the term “Institutional Holder” shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution. The Trustee may assume that any holder of the bonds of Series R that has entered into an agreement for direct payment on such Bonds satisfies the requirements for an Institutional Holder and shall not be required to independently confirm such status. The Trustee may further assume that such agreement for direct payment to a holder of the bonds of Series R remains in effect unless and until it receives written notice from the Company that payment to such holder shall thereafter be made through the Trustee in accordance with the Indenture. The text of the Series R Bonds and of the Trustee’s or Company’s Certificate, as applicable, with respect thereto shall be respectively substantially of the tenor and purport set forth in Exhibit B to the 2020 Series R BPA. The Series R Bonds shall be numbered in such manner or by such method as shall be satisfactory to the Trustee.

The issue of bonds of Series R hereunder is hereby limited to the $27,500,000 in aggregate principal amount of Series R Bonds initially issued as provided in Section 1.08 hereof and to Series R Bonds issued in exchange or substitution for outstanding Series R Bonds under the provisions of Sections 2.08, 2.10, 2.11 and 7.05 of the Indenture and Section 1.07 hereof.

From and after the Collateral Release Date (as such term is defined in the 2020 Series R BPA), (i) the Series R Bonds shall be governed solely by the terms of the 2020 Series R BPA, (ii) this Sixteenth Supplemental Indenture and the estate and rights hereby granted shall cease and terminate, and (iii) the lien of the Indenture shall be cancelled, discharged, and released.

Section 1.02.    As provided therein, the entire unpaid principal balance of each Series R Bond shall be due and payable on September 15, 2040. In addition, the Series R Bonds are subject to optional redemption in accordance with the terms of the Indenture.

Section 1.03.    The Company will give notice, by registered mail, postage prepaid, or by a reputable overnight carrier to the Trustee and to each registered owner of a bond of Series R of any required or optional payment to be made pursuant to Section 1.02, Section 1.04, or Section 1.05 hereof not more than 60, nor less than 30, days prior to such redemption date (or other designated date of redemption in the case of a redemption pursuant to Section 1.04 or Section 1.05).

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Section 1.04.    Before the date that is four months prior to the Maturity Date (as defined in the 2020 Series R BPA), all of the bonds of Series R, or any part of the principal amount thereof, shall be subject to redemption, at the option of the Company, pursuant to and in accordance with the provisions of Article VII of the Indenture (prior to the Collateral Release Date), and by payment of an amount equal to the aggregate principal amount being redeemed and all accrued interest thereon plus the Make Whole Amount (as defined in the 2020 Series R BPA), if any, determined five Business Days prior to such redemption. Two Business Days prior to the redemption date the Company shall deliver a certificate to the Trustee from an Officer of the Company specifying the calculation of the Make-Whole Amount, if any. The Trustee may rely upon such Officer’s certificate as to the Make Whole Amount and shall have no duty to determine or confirm the calculation of such amount. On and after the date that is four months prior to the Maturity Date, all of the bonds of Series R shall be subject to redemption, at the option of the Company, pursuant to and in accordance with the provisions of Article VII of the Indenture (prior to the Collateral Release Date), and by payment of an amount equal to the aggregate principal amount being redeemed and all accrued interest thereon, but without payment of the Make Whole Amount.

Section 1.05.    (a) Prior to the Collateral Release Date, the Series R Bonds may be redeemed pursuant to Article XI of the Indenture (i) out of Trust Moneys required by Section 8.12 of the Indenture to be deposited with the Trustee, on any date and shall be redeemed for an amount equal to the principal amount of the bonds to be redeemed, plus interest accrued to the date of redemption; or (ii) out of Trust Moneys required by Sections 8.10, 10.03, 10.04 or 10.04A of the Indenture to be deposited with the Trustee, on any date and shall be redeemed for an amount equal to the Make Whole Amount (as such term is defined, for purposes of this Section 1.05, in the Twelfth Supplemental Indenture).

(b) From and after the Collateral Release Date, the Series R Bonds shall be redeemed in accordance with the terms of the 2020 Series R BPA.

Section 1.06.    In the event that all or any part of the bonds of Series R shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such bonds of Series R shall be entitled to be paid thereafter an amount equal to the principal amount of the bonds of Series R to be redeemed, plus accrued interest to the date of redemption, plus the Make Whole Amount.

Section 1.07.    (a) Prior to the Collateral Release Date, Bonds of Series R, upon surrender thereof at the principal corporate trust office of the Trustee in Boston, Massachusetts, St. Paul, Minnesota, or other such office designated by the Trustee, may be exchanged for the same aggregate principal amount of other fully registered bonds of this Series in an authorized denomination.

Within a reasonable time after the receipt of a request for such an exchange, the Company shall issue, and the Trustee shall authenticate and deliver all bonds required in connection therewith, and the Trustee shall make such exchange upon payment to it of such charge, if any, as is required by the following paragraph.

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For any exchange of bonds of Series R, the Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

(b) From and after the Collateral Release Date, any exchange of the Series R Bonds shall be governed in accordance with the terms of the 2020 Series R BPA.

Section 1.08.    Upon the execution of this Sixteenth Supplemental Indenture and subject to the provisions of Article III of the Indenture and upon compliance with the applicable provisions of Articles IV of the Indenture (or waiver thereof duly obtained), the Company shall execute and deliver to the Trustee, and the Trustee shall authenticate and deliver to or upon the order of the Company, bonds of Series R in the form set forth in Exhibit B to the 2020 Series R BPA in the aggregate principal amount of Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000).

ARTICLE TWO

REDEMPTION PRIOR TO THE COLLATERAL RELEASE DATE

Section 2.01.    In the case of any proposed redemption pursuant to Sections 1.04 or 1.05(a), forthwith after the Trustee’s receipt of proper notice from the Company of any such proposed redemption, the Trustee shall act in accordance with the provisions of Article VII of the Indenture.

The Company covenants that it will pay to the Trustee:

(i)    on or before the day prior to the date proposed by the Company in a notice (which notice shall conform to the requirements of Article VII of the Indenture) of any redemption pursuant to Section 1.04 or 1.05(a) hereof, the amount payable in accordance with such notice, and

(ii)    at the time of each redemption the Company shall pay to the Trustee the amount of the charges which shall be due the Trustee and the amount of expenses which the Trustee advises the Company it has incurred or will incur in connection with such redemption.

ARTICLE THREE

COVENANTS OF THE COMPANY PRIOR TO THE COLLATERAL RELEASE DATE

Section 3.01.    The Company covenants that it will not declare or pay dividends (other than in its own common stock) or make any other distribution on shares of its common stock or apply any of its property or assets (other than amounts equal to any proceeds received from the sale of common stock of the Company) to the purchase or retirement of, or make any other distribution through reduction of capital or otherwise, in respect of, any shares of its common stock (which dividends, distributions, purchases and retirements are hereinafter referred to as “distributions”)

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if, after giving effect to such distribution, the aggregate of all such distributions declared, paid, made or applied subsequent to December 31, 2019, plus the amount of all dividends declared on any class of preferred stock of the Company subsequent to December 31, 2019, and any amounts charged to net income after December 31, 2019 in connection with the purchase or retirement of any shares of preferred stock of the Company would exceed an amount equal to net income of the Company available for dividends after December 31, 2019, plus the net proceeds from any common or preferred equity issuances by the Company subsequent to December 31, 2019, plus the sum of $70,000,000.

The term “net income”, as applied to any period shall mean the net income (or deficit) of the Company for such period properly transferable to its earned surplus, all computed, if a uniform system of accounts is prescribed by any commission or other governmental body having jurisdiction in the premises, in accordance with such uniform system; otherwise in accordance with accepted accounting practice, and in any event by deducting from the aggregate gross revenues of the Company for such period all expenses required to be deducted in computing earnings available for interest charges for such period in accordance with Section 4.02B of the Indenture, and also by deducting all interest requirements, taxes, amortization of debt discount and expense and other deferred charges, and all other non-operating expenses for such period.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS PRIOR TO THE COLLATERAL RELEASE DATE

Section 4.01.    Prior to the Collateral Release Date, the Company covenants that, except as to that part of the trust estate which may hereafter be acquired by it, it is now well seized of the physical properties by it hereby mortgaged or intended so to be and has good right, full power, and lawful authority to make this Sixteenth Supplemental Indenture and to subject such physical properties to the lien of the Indenture as hereby supplemented; and that, subject to the provisions of the Indenture as hereby supplemented, it has and will preserve good and indefeasible title to all such physical properties and will warrant and forever defend the same to the Trustee against the claims of all persons whomsoever.

Section 4.02.    The use of terms and the construction of the provisions hereof shall be in accordance with the definitions, uses and constructions contained in the Indenture as hereby supplemented.

Section 4.03.    The Trustee shall be entitled to, may exercise and shall be protected by, where and to the full extent that the same are applicable, with respect to the Series R Bonds herein provided for, all the rights, powers, privileges, immunities and exemptions provided in the Indenture as if the provisions concerning the same were incorporated herein at length. The recitals and statements in this Sixteenth Supplemental Indenture and in the Series R Bonds (other than the Trustee’s Certificate attached thereto) shall be taken as statements by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Sixteenth Supplemental Indenture or of the Series R Bonds, and the Trustee makes no covenant or representation, and shall not be responsible, as to and for the effect, authorization, execution, delivery or recording of this Sixteenth Supplemental Indenture. The Trustee shall not be taken impliedly to waive by this

A-9

Sixteenth Supplemental Indenture any right it would otherwise have. As provided in the Indenture, this Sixteenth Supplemental Indenture shall hereafter form a part of the Indenture.

The remedies and provisions of the Indenture applicable in case of any default by the Company thereunder are hereby adopted and made applicable in case of any default with respect to the properties included herein and, without limitation of the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties described herein as are expressly to be conferred by the Indenture.

Section 4.04.    The Series R Bonds issued under this Sixteenth Supplemental Indenture are subject to the terms of the Indenture and the 2020 Series R BPA.

Section 4.05.    This Sixteenth Supplemental Indenture and the estate and rights hereby granted shall cease and terminate when the Indenture ceases or terminates, including upon the occurrence of the Collateral Release Date.

Section 4.06.    This Sixteenth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 4.07.    The cover of this Sixteenth Supplemental Indenture and all article and descriptive headings herein are inserted for convenience only and shall not effect any construction or interpretation hereof.

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In Witness Whereof, Unitil Energy Systems, Inc. has caused this instrument to be executed in its corporate name by its President, one of its Vice Presidents, its Treasurer or its Assistant Treasurer and its corporate seal to be hereunto affixed and to be attested by the Secretary of the Board of Directors or its Secretary, and U.S. Bank National Association, to evidence its acceptance of the trust hereby created, has caused this instrument to be executed in its corporate name, all as of the day and year first above written.

Attest:	Unitil Energy Systems, Inc.

By:
Secretary		Name:
Title:
Signed, sealed and delivered by
Unitil Energy Systems, Inc. in the presence of us:

(Corporate Seal)

U.S. Bank National Association, Trustee

By:
Authorized Officer

Signed and delivered by

    U.S. Bank National Association

    in the presence of us:

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State of New Hampshire	)
) SS
County of	)

On this ______ day of __________ 2020, before me personally appeared _____________________________, to me personally known, who, being by me duly sworn, did say that he is the __________________________ of Unitil Energy Systems, Inc., that the seal affixed to the foregoing instrument was signed and sealed by him on behalf of said corporation by authority of its Board of Directors; and the said _______________________ acknowledged said instrument to be the free act and deed of said corporation.

Notary Public
My Commission Expires:

(Notarial Seal)

Commonwealth of Massachusetts	)
) SS
County of Suffolk	)

On this ______ day of ______________ 2020, before me personally appeared _____________________________, to me personally known, who being by me duly sworn, did say that he is an authorized officer of U.S. Bank National Association, and that the foregoing instrument was signed by him on behalf of said Bank by authority of its Board of Directors; and the said _____________________________ acknowledged said instrument to be the free act and deed of said Bank.

Notary Public
My Commission Expires:

(Notarial Seal)

A-12

UNITIL Energy Systems, Inc.

Sixteenth Supplemental Indenture

Schedule A

DESCRIPTION OF CERTAIN LAND AND EASEMENTS

ACQUIRED BY THE COMPANY SINCE NOVEMBER 29, 2018

1.	PARCELS ACQUIRED:

a.

Land and Drainage Easement on Continental Drive, Exeter, NH from Garrison Glen, LLC to UNITIL Energy Systems, Inc. dated August 14, 2019 and recorded with the Rockingham County Registry of Deeds at Book 6026, Page 1782.

b.

Land, Sewer Easement and Slope Easement on Gourmet Place, Exeter, NH from the 12 Continental Drive, LLC to UNITIL Energy Systems, Inc. dated August 14, 2019 and recorded with the Rockingham County Registry of Deeds at Book 6026, Page 1785.

2.	EASEMENTS AND RIGHTS ACQUIRED FOR TRANSMISSION LINES:

a.	None.

DESCRIPTION OF CERTAIN LAND AND EASEMENTS

CONVEYED BY THE COMPANY SINCE NOVEMBER 29, 2018

1.	PARCELS CONVEYED:

a.	None.

2.	EASEMENTS AND RIGHTS CONVEYED FOR TRANSMISSION LINES:

a.	None.

A-2

EXHIBIT B

(Form of Series R Bond)

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THIS BOND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

No. R–	$_____________

UNITIL ENERGY SYSTEMS, INC.

First Mortgage Bond, Series R, 3.58%

Due September 15, 2040

PPN: 913260 C*4

Unitil Energy Systems, Inc., a corporation organized under the laws of the State of New Hampshire (hereinafter called the “Company”), for value received, hereby promises to pay to __________________ or registered assigns, on September 15, 2040 (the “Maturity Date”), the principal sum of ___________________ Dollars ($___________) and to pay interest thereon from the date hereof at the rate of three and fifty-eight hundredths per centum (3.58%) per annum (computed on the basis of a thirty (30) day month and a three hundred sixty (360) day year) payable semi-annually in arrears on the fifteenth (15th) day of March and September in each year, commencing with the fifteenth (15th) day of the March or the September next following the date hereof, until said principal sum is paid; and to pay interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest at the rate of five and fifty-eight hundredths per centum (5.58%) per annum. The principal of, premium, if any, and the interest on this bond shall be payable (i) on or prior to the Collateral Release Date (as defined below), at the corporate trust office of U.S. Bank National Association, in Boston, Massachusetts, St. Paul, Minnesota, or at the corporate trust office designated by the Trustee or by its successor trustee of the trust hereinafter referred to, or at the option of certain holders in accordance with the provisions of Section 1.01 of the Sixteenth Supplemental Indenture hereinafter referred to or (ii) following the Collateral Release Date, as provided in the certain Bond Purchase Agreement dated as of September 15, 2020 among the Company and purchasers of the Series R Bonds party thereto, and accepted and acknowledged by the Trustee (the “2020 Series R BPA”), in lawful money of the United States of America. The term “Collateral Release Date” is defined in the 2020 Series R BPA.

EXHIBIT B

(to Bond Purchase Agreement)

This bond is one of a duly authorized issue of First Mortgage Bonds of the Company limited as to aggregate principal amount as set forth in the Indenture hereinafter mentioned, issuable in series, and is one of a Series known as First Mortgage Bonds, Series R, and all bonds of all Series being issued and to be issued under and pursuant to the 2020 Series R BPA and in accordance with the Sixteenth Supplemental Indenture and, prior to the Collateral Release Date, all equally secured (except as any sinking or other fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of July 15, 1958 (herein called the “Original Indenture”) duly executed and delivered by the Company to Old Colony Trust Company (The First National Bank of Boston, and State Street Bank and Trust Company being the initial successor Trustees and U.S. Bank National Association being the current successor Trustee, the “Trustee”), to which Original Indenture, as amended and restated by the Twelfth Supplemental Indenture, and supplemented by a Thirteenth Supplemental Indenture dated as of September 26, 2006, a Fourteenth Supplemental Indenture dated as of March 2, 2010, a Fifteenth Supplemental Indenture dated as of November 29, 2018, and a Sixteenth Supplemental Indenture (the “Sixteenth Supplemental Indenture”) dated as of [Date of 16th Supplemental Indenture] (herein together called the “Indenture”) reference is hereby made for a description of the property transferred, assigned and mortgaged thereunder, the nature and extent of the security, the terms and conditions upon which the bonds are secured and additional bonds may be issued and secured, and the rights of the holders or registered owners of said bonds, of the Trustee and of the Company in respect of such security. Neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay, at the stated or accelerated maturities herein provided, the principal of and premium, if any, and interest on this bond as herein provided. Bonds of this Series R are also issued in accordance with the terms of the 2020 Series R BPA and are entitled to the benefits thereof. The 2020 Series R BPA also provides that, upon the written request of the Company and the satisfaction of the conditions provided in Section 9.1.1 thereof, the lien of the Indenture shall be cancelled, discharged, and released from all of the property and collateral securing the repayment of the Bonds of this Series R and, at such time, the Indenture shall cease and terminate and the 2020 Series R Bonds shall be solely governed in accordance with the terms hereof and of the 2020 Series R BPA. As provided herein, the entire unpaid principal balance of each Series R Bond shall be due and payable on the Maturity Date. In addition, the Series R Bonds are subject to optional redemption in accordance with the terms of the Indenture and the 2020 Series R BPA.

The following provisions only apply on or prior to the Collateral Release Date:

(a) Bonds of this Series R are also redeemable, in whole or in part, in integral multiples of one hundred thousand dollars, at the option of the Company on any date on no more than 60, nor less than 30 days’ notice prior to such redemption date, in the manner, with the effect, subject to the limitations and for the amounts specified in Section 1.04 of the Sixteenth Supplemental Indenture.

(b) On the conditions and in the manner provided in Section 1.05 of the Sixteenth Supplemental Indenture, Series R Bonds may also become subject to redemption, in whole or in part, at any time on any date on no more than 60, nor less than 30 days’ notice prior to such

B-2

redemption date, in the manner, with the effect and for the amounts specified in said Section 1.05, by the use of moneys deposited with or paid to the Trustee as the proceeds of the sale or condemnation of property of the Company or as the proceeds of insurance policies deposited with or paid to the Trustee because of damage to or destruction of property of the Company.

(c) In the event that all or any part of the bonds of this Series R shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such Series R Bonds shall be entitled to be paid therefor an amount specified in Section 1.06 of the Sixteenth Supplemental Indenture.

(d) The Indenture provides that, if notice of redemption of any bond issued pursuant to its terms, including the Series R Bonds, or of any portion of the principal amount of any such bond selected for redemption has been duly given, then such bond or such portion thereof shall become due and payable on the redemption date, and, if the redemption price shall have been duly deposited with the Trustee, interest thereon shall cease to accrue from and after the redemption date, and that whenever the redemption price thereof shall have been duly deposited with the Trustee and notice of redemption shall have been duly given, or provision thereof made as provided in the Indenture, such bond or such portion thereof shall no longer be entitled to any lien or benefit of the Indenture.

(e) In case an Event of Default, as defined in the Indenture, occurs, the principal of this bond may become or may be declared due and payable prior to the stated maturity hereof in the manner and with the effect and subject to the conditions provided in the Indenture.

(f) This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, upon books of the Company to be kept for that purpose at the corporate trust office of the Trustee under the Indenture, upon surrender thereof at said office for cancellation and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds, of like form and in an authorized denomination or in authorized denominations and of the same series, for the same aggregate principal amount. Bonds of Series R upon surrender thereof at said office may be exchanged for the same aggregate principal amount of fully registered bonds of Series R of another authorized denomination or other authorized denominations, all upon payment of the charges, if any, and subject to the terms and conditions specified in the Indenture.

(g) The Company and the Trustee may treat the registered owner of this bond as the absolute owner hereof for all purposes.

(h) With the consent of the Company and to the extent permitted by and as provided in the Indenture, any of the provisions of the Indenture or of any instrument supplemental thereto may be modified by the assent or authority of the holders of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding thereunder, provided, however, that no such modification shall (i) extend the time or times or payment of the principal of, or the interest or

B-3

premium, if any, on any bond, (ii) reduce the principal amount thereof or the rate of interest or premium thereon, (iii) authorize the creation of any lien prior or equal to the lien of the Indenture upon any property subject to the lien thereof, or deprive any bondholder of the benefit of the lien of the Indenture, (iv) affect the rights under the Indenture of the holders of one or more, but less than all, of the Series of bonds outstanding thereunder unless assented to by the holders of seventy-five per centum (75%) in aggregate principal amount of bonds outstanding thereunder of each of the Series so affected, (v) reduce the percentage of bonds, the holders of which are required to assent to any such modification, or (vi) in any manner affect the rights or obligations of the Trustee without its written consent thereto.

(i) No recourse shall be had for the payment of the principal of or the interest on this bond or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator, stockholder, officer or director of the Company, or of any successor company, whether by virtue of any statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being by the acceptance hereof expressly waived and released and being also waived and released by the terms of the Indenture.

(j) Prior to the Collateral Release Date, this bond shall not be valid nor become obligatory for any purpose until it shall have been authenticated by the execution of the certificate hereon endorsed by the Trustee under the Indenture. From and after the Collateral Release Date, this bond shall not be required to be authenticated by the execution of the certificate hereon endorsed by the Trustee under the Indenture.

[Remainder of page is intentionally blank]

B-4

IN WITNESS WHEREOF, Unitil Energy Systems, Inc. has caused this bond to be signed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Treasurer or one of its Assistant Treasurers, and this bond to be dated the ____th day of ____________ 20__.

UNITIL ENERGY SYSTEMS, INC.

By
Name:
Title:

ATTEST: ____________________________

              (Corporate Seal)

B-5

[Form of Trustee’s Certificate

for all Bonds of Series R issued prior to the Collateral Release Date]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the First Mortgage Bonds, Series R, referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION
Trustee

By:
Authorized Officer

B-6

(Form of Notation of Payments on Account of Principal)

Payments on Account of Principal

Date                 Amount Paid                                                                                                   Signature

B-7

(Form of Endorsement)

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ______ the within bond, and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________________________________ attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated: _____________________
Signature of Registered Owner

In the presence of ________________________________________________

NOTICE: The signature of this assignment must correspond with the name of the payee as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

B-8

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY

The following or substantially similar opinions are to be provided by special counsel to the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used in the opinions without definition shall have the meanings ascribed thereto in the executed opinion letter, a draft of which has been provided to the Purchasers.

1.        The offer and sale of the Bonds as contemplated by the Agreement are not required to be registered under the Securities Act of 1933, as amended.

2.        To our knowledge, the execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder and the consummation of the transaction contemplated thereby, did not, and do not (i) violate any agreements or other instruments listed on Schedule 5.15 of the Agreement to which the Company is a party or by which the Company is bound that constitute outstanding Indebtedness of the Company, (ii) violate any New York State or federal law, rule or regulation of any governmental authority applicable to the Company, and (iii) require the Company to obtain any approval, consent or waiver of, or make any filing with, any New York State or federal governmental agency or body (other than (a) approvals, consents or waivers already obtained or filings already made, (b) filing of financing statements under the Uniform Commercial Code and (c) approvals, consents, waivers, authorizations or orders under federal or state securities or blue sky laws as to which we express no opinion).

3.        The Agreement, assuming the necessary entity power and authority, authorization, execution, authentication and delivery of and by the Company, is a valid and binding obligation of the Company and is enforceable under the laws of the State of New York against the Company in accordance with its terms.

4.        The Bonds, assuming the necessary entity power and authority, authorization, execution, authentication and delivery of and by the Company in accordance with the Agreement, will be valid and binding obligations of the Company and will be enforceable against the Company under the laws of the State of New York in accordance with their terms.

5.        The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

6.        Assuming the proceeds of the sale of the Bonds will be used by the Company for the purposes provided in Section 5.14 of the Agreement, the sale of the Bonds to the Purchasers, and the application of the proceeds of the sale of the Bonds, will not violate Regulations U and X of the Board of Governors of the Federal Reserve System.

7.        To our knowledge, there is no action, suit, governmental inquiry, investigation or other proceeding pending or overtly threatened (as that term is used in clause (a) of paragraph 5 of the Statement of Policy Regarding Lawyer’s Responses to Auditor’s Requests for Information) against the Company in writing against the Company that relates to the consummation by the

EXHIBIT 4.4(a)

(to Bond Purchase Agreement)

Company of the transactions contemplated by the Transaction Documents except those that (a) individually do not in any manner draw into question the validity of the Agreement or the Bonds or (b) in the aggregate, if adversely determined, could not be reasonably expected to materially and adversely affect the Company’s ability to perform its obligations under the Agreement or the Bonds.

4.4(a)-2

FORM OF OPINION OF GARY EPLER,

CHIEF REGULATORY COUNSEL FOR UNITIL SERVICE CORP.

AND

RANSMEIER & SPELLMAN P.C.

Form of Opinion of Gary Epler

The following or substantially similar opinions are to be provided by Gary Epler, Chief Regulatory Counsel for Unitil Service Corp., subject to customary assumptions, limitations and qualifications. All capitalized terms used in the opinions without definition shall have the meanings ascribed thereto in the executed opinion letter, a draft of which has been provided to the Purchasers.

1.        The Company is a corporation validly existing and in good standing under the laws of the State of New Hampshire, has the requisite corporate power and all necessary licenses, franchises, permits and rights to issue, sell and deliver the Bonds and to carry on its business and own its property and has duly authorized by all necessary corporate action its entry into and performance of the Agreement and the Sixteenth Supplemental Indenture and the issuance of the Bonds and its incurrence of the Indebtedness to be evidenced thereby.

2.        The Agreement has been duly authorized by the Company.

3.        The Sixteenth Supplemental Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and to general equitable principles (regardless of whether such principles are considered in a proceeding in equity or at law), and subject to the laws affecting the remedies for the enforcement of the security provided for therein, which laws do not, in my opinion, make inadequate the remedies provided therein for the realization of the benefits of such security; provided that under the law of the State of New Hampshire a purchaser at a foreclosure sale of such portion of the Company’s Properties as constitutes a public utility would have to obtain the permission and approval of the NHPUC to engage in business as such a utility in the area in which such purchaser proposed to carry on such a utility business.

4.        The Bonds issued on the date hereof have been duly authorized, executed and delivered by authorized officers of the Company and, upon payment and delivery in accordance with the Agreement and the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, and to general equitable principles (regardless of whether such principles are considered in a proceeding in equity or at law) and will be entitled to the benefits and security afforded by the Indenture equally and ratably with all other bonds outstanding under the Indenture.

EXHIBIT 4.4(b)

(to Bond Purchase Agreement)

5.        The Company is not required to be licensed or qualified as a foreign corporation in any jurisdiction, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition (financial or other) of the Company.

6.        The issuance and sale of the Bonds and the execution, delivery and performance by the Company of the Agreement and the Sixteenth Supplemental Indenture do not result in a violation of (i) any of the provisions of the Articles of Incorporation or the By-Laws, (ii) the New Hampshire Business Corporation Act or (iii) the public utility laws of the State of New Hampshire.

7.        Subject to the qualifications and exceptions set forth in the opinion of Ransmeier & Spellman, P.C., which has been separately provided to you, the Indenture has been filed for record in all offices where such filings are necessary in order that it create a valid and effective Lien of record on all the Company’s property intended to be subject thereto, and the Indenture creates the valid, direct first Lien which the Indenture purports to create upon the Company’s property, real and personal, now owned or hereafter acquired, described therein, subject only to Liens permitted by the Indenture; and there is no requirement that the Indenture shall be refiled or rerecorded at any time or from time to time in order to continue or perfect the Lien thereof.

8.        The issuance and sale of the Bonds have to the extent required by law been duly authorized by an order of the NHPUC, such order is in full force and effect and the applicable appeal period has expired. No other consent, exemption, approval or authorization by any other governmental authority is required in connection with the execution and delivery of the Agreement or the Sixteenth Supplemental Indenture or the issuance, sale and delivery of the Bonds, except such as may be required under state securities or blue sky laws in connection with the offer, sale and delivery of the Bonds (as to which I express no opinion).

Form of Opinion of Ransmeier & Spellman P.C.

The following or substantially similar opinions are to be provided by Ransmeier & Spellman P.C., subject to customary assumptions, limitations and qualifications. All capitalized terms used in the opinions without definition shall have the meanings ascribed thereto in the executed opinion letter, a draft of which has been provided to the Purchasers.

1.        Based upon our examination of the records as aforesaid, it is our opinion that the Company holds good and marketable title to the property conveyed by the Mortgage subject only to the lien of the Mortgage, to permitted encumbrances as defined therein and other encumbrances and matters allowed thereby, and to the following further qualifications and exceptions….

2.        Subject to the foregoing, it is our opinion that the Mortgage has been filed for record in all offices where such filings are necessary in order that it create a valid and effective Lien of record on all the Company’s property intended to be subject thereto, including the above-referenced property of the Company owned by Exeter which was acquired by the Company as a result of the Merger; that the Mortgage creates the valid, direct first Lien which it purports to create upon the Company’s property, real and personal, now owned or hereafter acquired, described therein subject only to the Liens permitted by the Mortgage; and that there is no requirement that

4.4(b)-2

the Mortgage be refiled or rerecorded at any time or from time to time in order to continue or perfect the Lien thereof.

4.4(b)-3

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

To be provided to the Purchasers only.

EXHIBIT 4.4(c)

(to Bond Purchase Agreement)

EXHIBIT 15.3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

Reference is hereby made to the Bond Purchase Agreement dated as of September 15, 2020 (as amended, supplemented or otherwise modified from time to time, the “Bond Purchase Agreement”), among Unitil Energy Systems, Inc. (the “Company”), a New Hampshire corporation and the holders of Bonds that are signatories thereto.

Unless otherwise defined herein, capitalized terms defined in the Bond Purchase Agreement and used herein have the meanings given to them in the Bond Purchase Agreement.

Pursuant to the provisions of Section 15.3 of the Bond Purchase Agreement, the undersigned hereby certifies that:

(i)	it is the sole record and beneficial owner of the Bonds in respect of which it is providing this certificate;

(ii)	it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;

(iii)	it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code; and

(iv)	it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Company with a certificate of its non-U.S. Person status on IRS W-8BEN-E.

[•]

By:
Name:
Title:

Date: ________ __, [•]

EXHIBIT 15.3

(to Note Purchase Agreement)